AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Live Nation, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-3247759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive

Beverly Hills, California 90210

(310) 867-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael Rowles

General Counsel

Live Nation, Inc.

9348 Civic Center Drive

Beverly Hills, California 90210

(310) 867-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven B. Stokdyk

Latham & Watkins LLP

633 West Fifth Street, Suite 4000

Los Angeles, California 90071-2007

(213) 485-1234

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
2.875% Convertible Senior Notes due 2027	$220,000,000		$220,000,000		$8,646.00
Common Stock, $.01 Par Value per Share (1)(2)		(3)		(3)		(3)

(1)	There is being registered hereunder an indeterminate number of shares of common stock as may from time to time be sold hereunder. In addition, there is being registered hereunder shares of common stock as may from time to time be issued upon conversion of the 2.875% Convertible Senior Notes due 2027. The shares of common stock issuable upon conversion of the 2.875% Convertible Senior Notes due 2027 will be issued for no additional consideration, and therefore no registration fee is required pursuant to Rule 457(i).
(2)	Each share of common stock issued by the registrant includes one Series A junior participating preferred stock purchase right (the “Rights”), which initially attaches to and trades with the shares of common stock being registered hereby. The terms of the Rights are described in the Rights Agreement, filed as Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2005. The Rights are not separately transferable apart from the common stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value will be attributed to the Rights.
(3)	An unspecified aggregate initial offering price and number of securities, as applicable, is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, except with respect to $220,000,000 aggregate principal amount of the 2.875% Convertible Senior Notes due 2027 being registered hereunder.

PROSPECTUS SUPPLEMENT

$220,000,000

2.875% Convertible Senior Notes due 2027

Shares of Common Stock Issuable Upon

Conversion of the Notes

We issued and sold $220,000,000 aggregate principal amount of our 2.875% Convertible Senior Notes due 2027 in a private transaction on July 16, 2007. Selling securityholders may use this prospectus supplement to resell from time to time their notes and the shares of common stock issuable upon conversion of the notes. Additional selling securityholders may be named by prospectus supplement. We will not receive any proceeds from resales by selling securityholders. There currently is no public market for the notes and an active trading market for the notes may never develop.

The notes are Live Nation’s senior unsecured obligations. The notes rank junior in right of payment to the rights of our secured creditors to the extent of their security in our assets; equal in right of payment to the rights of creditors under our other existing and future unsecured unsubordinated obligations; senior in right of payment to the rights of creditors under obligations expressly subordinated to the notes; and effectively subordinated to secured and unsecured creditors of our subsidiaries, none of which are guaranteeing the notes.

Our Common Stock is quoted on The New York Stock Exchange under the symbol “LYV.” On January 28, 2008, the last reported sales price of our common stock was $10.25 per share.

Investing in these securities involves risks. See “ Risk Factors” beginning on page S-4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 30, 2008.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. To the extent that there is a conflict between the information contained in this prospectus supplement and any document incorporated by reference herein, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement and any document incorporated by reference herein.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or accompanying prospectus. We have not authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus are not an offer to sell, nor are they seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is complete and accurate as of any date the information is presented, but the information may have changed since that date.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all the important information you should consider. We urge you to carefully read all of this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and accompanying notes, to gain a fuller understanding of our business and the terms of the notes, as well as some of the other considerations that may be important to you, before making your investment decision. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the notes is appropriate for you.

The Offering

The following summary highlights stated information about the notes and is not a complete description of the notes or the offering. For a more detailed description of the notes, see the section entitled “Description of Notes” in this prospectus supplement. With respect to the discussion of the terms of the notes on the cover page, in this section and in the section entitled “Description of Notes,” references to “the Company,” “Issuer,” “us,” “we” and “our” refer only to Live Nation, Inc. and not any of its subsidiaries.

Issuer	Live Nation, Inc., a Delaware corporation.

Notes Offered	$220,000,000 aggregate principal amount of 2.875% Convertible Senior Notes due 2027. Each note was issued at 100% of the principal amount. The principal amount per note is $1,000.

Maturity Date	July 15, 2027, unless earlier redeemed, repurchased or converted.

Interest and Payment Date	2.875% per year, payable semiannually in arrears in cash on January 15 and July 15 of each year, beginning January 15, 2008, to holders of record at the close of business on the January 1 or the July 1, as the case may be, immediately preceding such interest payment date.

Contingent Interest	Beginning with the period commencing on July 20, 2014 and ending on January 14, 2015, and for each of the interest periods commencing thereafter, we will pay contingent interest during the applicable interest period if the average trading price of the notes during the five consecutive trading days ending on the second trading day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of the notes. The amount of contingent interest payable per $1,000 principal amount of notes during the applicable interest period will equal 0.25% per year of the average trading price of such $1,000 principal amount of notes during the applicable five trading-day reference period, payable in arrears.

Redemption	The notes are redeemable by us on or after July 20, 2014 at a price in cash equal to 100% of the principal amount being redeemed plus accrued and unpaid interest up to but excluding the redemption date. Prior to July 20, 2014, the notes will not be redeemable at our option.

Purchase of Notes at Option of Holder	On July 15, 2014, July 15, 2017 and July 15, 2022, a holder may require us to repurchase any outstanding notes for cash at a price equal to 100% of the principal amount being offered plus accrued and unpaid interest up to but excluding the purchase date.

Fundamental Change	If a fundamental change (as defined in this prospectus supplement) occurs prior to maturity of the notes, each holder will have the right, subject to certain conditions, to require us to repurchase for cash all or a portion of its notes at a repurchase price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest up to but excluding the date of repurchase.

Conversion Rights	Holders may surrender their notes, in multiples of $1,000 principal amount, for conversion into shares of our common stock (or cash or a combination of cash and shares of our common stock, at our election) prior to the maturity date based on the applicable conversion rate only under the following circumstances:

•

during any fiscal quarter beginning after September 30, 2007 (and only during such fiscal quarter), if the closing price per share of our common stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is more than 130% of the applicable conversion price per share, which is $1,000 divided by the then applicable conversion rate;

•	we call the notes for redemption;

•

prior to January 15, 2027, during the five business-day period following any five consecutive trading-day period, or the measurement period, in which the trading price per $1,000 principal amount of notes for each day of such measurement period was less than 98% of the product of the closing price of our common stock and the applicable conversion rate for the notes;

•	if specified distributions to holders of our common stock are made, or specified corporate transactions occur; or

•	at any time on or after January 15, 2027 through the business day immediately preceding the maturity date.

The initial conversion rate for the notes is 36.8395 shares of common stock per $1,000 principal amount of notes. This is equivalent to an initial conversion price of approximately $27.14 per share of common stock.

Holders will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest, including contingent interest and additional amounts, if any, will be deemed paid by the common stock and/or cash delivered to holders upon conversion.

Upon surrender of notes for conversion, we will deliver shares of our common stock (or cash or a combination of cash and shares of our common stock, at our election) in satisfaction of our conversion obligation, as described under “Description of Notes—Conversion Procedures—Payment upon Conversion.” At any time on or prior to June 15, 2027, we may irrevocably elect to satisfy our conversion obligation by delivering cash for the lesser of the principal amount of converted notes and the conversion value of such notes, and, if applicable, shares of our common stock for any amount of our conversion obligation in excess thereof, as described under “Description of Notes—Conversion Procedures—Irrevocable Election of Net Share Settlement.”

If a holder elects to convert their notes in connection with certain corporate transactions that occur on or prior to July 20, 2014, we will increase the conversion rate by a number of additional shares of common stock upon conversion as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the notes are convertible into shares of the acquiring or surviving company (or cash or a combination of cash and shares of the acquiring or surviving company, at our election).

Ranking	The notes will be our general, unsecured senior obligations and will rank equally in right of payment with our existing and future unsubordinated indebtedness and senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to the notes. The notes will be effectively subordinated to any secured debt we incur to the extent of the value of assets securing such indebtedness and will be structurally subordinated to all future and existing obligations of our subsidiaries.

At September 30, 2007, we had approximately $773.4 million aggregate principal amount of consolidated long-term debt (including current maturities) outstanding, all of which was senior debt and $452.9 million of which was secured debt under our senior secured credit facility. Our subsidiary, Live Nation Worldwide, Inc., is the borrower under our senior secured credit facility, and we and certain other subsidiaries guarantee the facility. Also at September 30, 2007, our subsidiaries had approximately $1.9 billion of total liabilities outstanding, including trade payables, all of which would have been structurally senior to the notes with respect to the assets of those subsidiaries.

Failure to Comply with Reporting Obligations	Should we fail to comply with the reporting obligations in the indenture or fail to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, a holder’s remedy for the 365 days after the occurrence of such an event of default will consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. See “Description of Notes—Events of Default; Notice and Waiver.”

Guarantees	None.

Sinking Fund	None.

DTC Eligibility	The notes will be issued in fully registered book-entry form and will be represented by permanent global notes. The global notes will be deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company, New York, New York, which is referred to herein as DTC. Beneficial interests in global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, and an interest in any global note may not be exchanged for certificated notes, except in limited circumstances described herein. See “Description of Notes—Book Entry, Delivery and Form.”

Form and Denomination	The notes are issued in minimum denominations of $1,000 and any integral multiple of $1,000.

Governing Law	New York.

NYSE Symbol for Common Stock	Our common stock is quoted on The New York Stock Exchange under the symbol “LYV.”

Material U.S. Federal Income Tax Considerations	The notes and the shares of our common stock issuable upon conversion of the notes will be subject to special and complex U.S. federal income tax rules. Holders are encouraged to consult their tax advisors as to the U.S. federal, state, local or other tax consequences of acquiring, owning and disposing of the notes. See “Material U.S. Federal Income Tax Considerations.”

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement for a discussion of the factors holders should carefully consider before deciding to invest in the notes.

RISK FACTORS

You should carefully consider the following risk factors and the risk factors identified in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q incorporated herein by reference, as well as all other information contained or incorporated by reference in this prospectus supplement and accompanying prospectus before making a decision to invest in the notes. The risks and uncertainties described below and those incorporated by reference in this prospectus supplement are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the following risks and uncertainties develop into actual events, this could have a material adverse effect on our business, financial condition or results of operations.

The notes will be effectively junior to the liabilities of our subsidiaries.

The notes will not be guaranteed by any of our existing or future subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the notes or to make any funds available therefor, whether by dividends, loans or other payments. As a result, the notes will effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables and liabilities in respect of the outstanding preferred stock of our subsidiary) of our subsidiaries. At September 30, 2007, our subsidiaries had approximately $1.9 billion of total liabilities outstanding, including the outstanding redeemable preferred stock of our subsidiary which had an aggregate liquidation preference of $40 million.

The indenture governing the notes does not restrict our subsidiaries from incurring debt or other liabilities in the future. The incurrence by our subsidiaries of additional debt and other liabilities will increase the risks described above.

We will depend on the cash flows of our subsidiaries in order to satisfy obligations under the notes.

We will rely on distributions and advances from our subsidiaries in order to meet our payment obligations under the notes and our other obligations. If our subsidiaries are unable to pay dividends or otherwise make payments to us, we may not be able to make debt service payments on the notes or, in the event that we irrevocably elect net share settlement of the notes, to pay cash upon conversion of the notes. We are a holding company and conduct substantially all of our operations through our subsidiaries. Our operating cash flows and consequently our ability to service our debt, including the notes, is therefore principally dependent upon our subsidiaries’ earnings and their distributions of those earnings to us and may also be dependent upon loans, advances or other payments of funds to us by those subsidiaries. Our subsidiaries are separate legal entities and have no obligation, contingent or otherwise, to pay any amount due pursuant to the notes or to make any funds available for that purpose. In addition, the ability of our subsidiaries to provide funds to us to make payments in respect of the notes is subject to restrictions under our senior secured credit facility and the outstanding preferred stock of our subsidiary and may be subject to the terms of such subsidiaries’ future indebtedness, as well as the availability of sufficient surplus funds under applicable law.

The notes will be effectively subordinated to our secured debt to the extent of the security for such indebtedness.

We serve as a guarantor with respect to our senior secured credit facility. The notes are our senior, unsecured obligations and, as unsecured indebtedness, will be effectively junior to any secured indebtedness, including our guarantee of the senior secured credit facility, to the extent of the security for such secured indebtedness. At September 30, 2007, we had $452.9 million of senior secured indebtedness outstanding. The indenture relating to the notes does not restrict our ability to incur additional secured or other indebtedness in the future. If we become insolvent or are liquidated, or if payment of any of our secured indebtedness is accelerated, the holders of the secured indebtedness will be entitled to exercise the remedies available to secured lenders under applicable law, including the ability to foreclose on and sell the assets securing such indebtedness in order to satisfy such indebtedness. In any such case, any remaining assets may be insufficient to repay the notes.

We may not have the funds necessary to finance the repurchase of the notes or to pay the cash payable upon a conversion (if we make the net share settlement election), or we may otherwise be restricted from making such payments, which may increase your credit risk.

On July 15, 2014, July 15, 2017 and July 15, 2022, or in the event of a fundamental change (as defined in the indenture governing the notes), holders may require us to repurchase their notes at a price of 100% of the principal amount of the notes, plus accrued and unpaid interest, including contingent interest and additional amounts, to the repurchase date. In addition, at any time on or prior to June 15, 2027, we may irrevocably elect net share settlement of the notes, and thereafter we will be required to make a cash payment of up to $1,000 for each $1,000 in principal amount of notes converted. However, it is possible that we will not have sufficient funds available at such time to make the required repurchase or settlement of converted notes. In addition, some of our existing financing agreements contain, and any future credit agreements or other agreements relating to our indebtedness could contain, provisions prohibiting the repurchase of the notes under certain circumstances, or could provide that a fundamental change constitutes an event of default under that agreement, restrict our ability to make cash payments upon conversion of the notes or restrict the ability of our subsidiaries to make funds available to us for that purpose. If any agreement governing our indebtedness prohibits or otherwise restricts us from repurchasing the notes or making the cash payment upon conversion when we become obligated to do so, we could seek the consent of the lenders to repurchase the notes or settle the conversion or attempt to refinance the other debt. If we do not obtain such a consent or refinance the debt, we would not be permitted to repurchase the notes or settle the conversion without potentially causing a default under the other debt. Our failure to repurchase tendered notes or to pay any cash payable on a conversion would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

The additional shares of common stock payable on any notes converted in connection with specified corporate transactions may not adequately compensate you for any loss you may experience as a result of such specified corporate transactions.

If certain specified corporate transactions occur on or prior to July 15, 2014, we will under certain circumstances increase the conversion rate on notes converted in connection with the specified corporate transaction by a number of additional shares of common stock. The number of additional shares of common stock will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of our common stock in the specified corporate transaction. The additional shares of common stock issuable upon conversion of the notes in connection with a specified corporate transaction may not adequately compensate you for any loss you may experience as a result of such specified corporate transaction. Furthermore, you will not receive the additional consideration payable as a result of the increase in the conversion rate until the effective date of the specified corporate transaction or later, which could be a significant period of time after you have tendered your notes for conversion. If the specified corporate transaction occurs after July 15, 2014, or if the price paid per share of our common stock in the specified corporate transaction is less than the common stock price at the date of issuance of the notes or above a specified price, there will be no increase in the conversion rate. In addition, in certain circumstances upon a change of control arising from our acquisition by a public company, we may elect to adjust the conversion rate and, if we so elect, holders of notes will not be entitled to the increase in the conversion rate determined as described above.

We may enter into future acquisitions and take certain actions in connection with such acquisitions that could affect the price of our common stock, and, therefore, the value of the notes.

As part of our growth strategy, we expect to review acquisition prospects that would offer growth opportunities. In the event of future acquisitions, we could:

•	use a significant portion of our available cash;

•	issue equity securities, which would dilute current stockholders’ percentage ownership;

•	incur substantial debt;

•	incur or assume contingent liabilities, known or unknown;

•	incur amortization expenses related to intangibles; and

•	incur large, immediate accounting write-offs.

Such actions by us could harm our results from operations and adversely affect the price of our common stock. Since the notes are convertible into our common stock (or, at our election, cash in an amount derived from the value of our common stock), an adverse effect on the price of our common stock could have a similar effect on the value of our notes.

The conditional conversion feature of the notes could result in your receiving less than the value of the common stock for which a note would otherwise be convertible.

Prior to July 15, 2027, the notes are convertible for shares of our common stock (or cash or a combination of cash and shares of our common stock) only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the common stock or cash and common stock, as applicable, for which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less proceeds than expected because the value of our common stock may decline after you exercise your conversion right.

If we elect to settle conversions other than solely in shares of common stock, including by making a net share settlement election, the conversion value that you will receive upon conversion of your notes is in part determined, subject to certain exceptions, by the average of the last reported sale prices of our common stock for the 20 trading days beginning on the second trading day immediately following the day the notes are tendered for conversion, or, if tendered within 20 days leading up to the maturity date or a specified redemption date, beginning on the fifth day following the maturity date or the redemption date. Accordingly, if the price of our common stock decreases after you tender your notes for conversion, the conversion value you will receive may be adversely affected.

The notes do not have the benefit of restrictive covenants.

The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except for specified purchase rights and conversion rate adjustments. As a result, we may take actions that could adversely affect the value of your notes. In the event of a fundamental change, the terms of the notes require us to purchase the notes for cash. A takeover of us would trigger the requirement that we purchase the notes. This may have the effect of delaying or preventing a takeover of us that would otherwise be beneficial to investors.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment only for certain specified events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and certain issuer tender or exchange offers. However, the conversion rate will not be adjusted for other events, such as an issuance of common stock for cash or acquisition, that may adversely affect the trading price of the notes or the common stock, or for a third-party tender offer.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

An active trading market for the notes may not develop.

There is currently no public market for the notes, and an active trading market may never develop. If the notes are traded, they may trade at a discount from their offering price, depending on prevailing interest rates, the market for similar securities, the price and volatility in the price of our shares of common stock, our performance and other factors. In addition, we do not know whether an active trading market will develop for the notes. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed.

We have no plans to list the notes on a securities exchange.

Any market-making activity, if initiated, may be discontinued at any time, for any reason or for no reason, without notice.

The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market for the notes may not develop.

We intend to treat the notes as “contingent payment debt instruments” for U.S. federal income tax purposes, which may result in you having to include additional amounts in excess of the stated interest on the notes in your income.

As a result of the characterization of the notes as “contingent payment debt instruments,” each year you will generally be required to include in income, as ordinary interest income, amounts significantly in excess of the stated interest that is payable on the notes each year. In addition, any gain recognized upon a sale, exchange, conversion, repurchase or redemption of a note will be ordinary income and any loss will be ordinary loss to the extent of interest on the notes previously included in income and, thereafter, capital loss. If our application of the Treasury Regulations governing contingent payment debt instruments is successfully challenged by the Internal Revenue Service, it could significantly alter the amount, timing, character and treatment of income, gain or loss you recognize in respect of the notes from that which is described in this prospectus supplement. In addition, if the Internal Revenue Service challenged our determination of the “comparable yield” for purposes of these Treasury Regulations, the redetermined yield on the notes could be materially greater or less than the comparable yield provided by us, resulting in a projected payment schedule that could differ materially from the projected payment schedule provided by us.

You may have to pay taxes with respect to distributions on our common stock that you do not receive.

The conversion rate of the notes is subject to adjustment for certain cash payments made with respect to our common stock and for certain events arising from stock splits and combinations, stock dividends and other actions by us that modify our capital structure. If the conversion rate is adjusted, under certain circumstances you may be deemed to have received a constructive dividend from us, resulting in ordinary income to you for U.S. federal income tax purposes, even though you would not receive any cash related to that adjustment and even though you might not exercise your conversion right.

The notes may receive a lower rating than anticipated by investors, which may affect their trading price.

If one or more rating agencies reduce their rating in the future, the trading price of the notes would be negatively affected.

If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you upon conversion of your notes and in limited cases under the anti-dilution adjustments of the notes. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

Conversion of the notes may dilute the ownership interest of existing stockholders, including holders who have previously converted their notes, and may affect our per share results and the trading price of our common stock.

The issuance of shares of our common stock upon conversion of the notes may dilute the ownership interests of existing stockholders, including holders who have previously converted their notes. Issuances of stock on conversion may also affect our per share results of operations. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock.

Federal and state statutes allow courts, under specific circumstances, to void the notes and require holders of the notes to return payments received from us.

Federal or state fraudulent transfer laws permit a court, if it makes certain findings, to:

•	void all or a portion of our obligations under the notes to you;

•	subordinate our obligations under the notes to you to our other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the notes; and

•	take other action detrimental to you, including, in some circumstances, invalidating the notes.

If a court were to take any of those actions, we cannot assure you that you would ever be repaid.

Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that, at the time the notes were issued, we:

•	issued the notes with the intent of hindering, delaying or defrauding current or future creditors;

•

received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the notes and were insolvent or rendered insolvent by reason of the issuance of the notes;

•	were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or

•

intended to incur, or believed (or should have believed) we would incur, debts beyond our ability to pay as such debts mature (as all of the foregoing terms are defined in or interpreted under such fraudulent transfer statutes).

Different jurisdictions define “insolvency” differently. However, we generally would be considered insolvent at the time we incurred the indebtedness constituting the notes if (1) the fair market value (or fair saleable value) of our assets is less than the amount required to pay our total existing debts and liabilities (including the probable liability related to contingent liabilities) as they become absolute or matured or (2) we were incurring debts beyond our ability to pay as such debts mature. We cannot assure you as to what standard a court would apply in order to determine whether we were “insolvent” as of the date the notes were issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that we were insolvent on that date.

If we irrevocably elect net share settlement of the notes, we will be subject to the accounting method for convertible debt securities with net share settlement, and such accounting method may be subject to change, which may adversely affect our results of operations.

At any time on or prior to June 15, 2027, we may irrevocably elect the net share settlement of our conversion obligation with respect to the notes to be converted after the date of such election. If and when we elect net share settlement of the notes, we will be subject to the accounting method for convertible debt securities with net share settlement.

The accounting method for net share settled securities is being reviewed. One proposed method for accounting for net share settled securities bifurcates and accounts for the debt and equity components of the security separately. The effect of this proposal is that the equity component would be accounted for as an original issue discount and would be included in the paid-in-capital section of stockholders’ equity on an issuer’s balance sheet. Income available to our common stockholders would be lower by recognizing accretion of the discounted carrying value of the convertible debt security to its face amount as additional interest expense.

We cannot predict the outcome of these deliberations and whether they will require that net share settled securities be accounted for under the existing method, the proposed method described above or some other method and when any change would be implemented or whether it would be implemented retroactively or prospectively.

We also cannot predict any other changes in generally accepted accounting principles that may be made affecting accounting for convertible debt securities. Any change in the accounting method for convertible debt securities could have an adverse impact on our reported or future financial results. These impacts could adversely affect the trading price of our common stock and in turn negatively impact the trading price of the notes.

USE OF PROCEEDS

All sales of the notes or shares of common stock issuable upon conversion of the notes will be by or for the account of the selling securityholders listed in this and any subsequent prospectus supplement. We will not receive any proceeds from the sale by any selling securityholder of the notes or the common stock issuable upon conversion of the notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following ratio of earnings to fixed charges was calculated on a total company basis. Earnings represent income from continuing operations before income taxes less equity in undistributed net income (loss) of nonconsolidated affiliates plus fixed charges. Fixed charges represent interest, amortization of debt discount and expense, and the estimated interest portion of rental charges.

	Year Ended December 31,					Nine Months Ended September 30, 2007
	2002	2003	2004	2005	2006
						(unaudited)
	(dollars in thousands)
Income (loss) before income taxes	$32,430	$68,367	$14,725	$(69,131)	$5,768	$39,479
Equity in earnings (loss) of nonconsolidated affiliates	(212)	1,357	2,906	(276)	8,407	3,377
Income (loss) before income taxes, equity in earnings of nonconsolidated affiliates, and cumulative effect of a change in accounting principle	32,642	67,010	11,819	(68,855)	(2,639)	36,102
Dividends and other received from nonconsolidated affiliates	—	—	—	—	—	—

Total earnings	32,642	67,010	11,819	(68,855)	(2,639)	36,102
Fixed charges:
Interest expense	62,606	44,203	45,474	52,496	37,218	45,302
Amortization of loan fees*	—	—	—	—	—	—
Interest portion of rentals	19,555	20,006	20,480	21,582	25,089	25,246

Total fixed charges	82,161	64,209	65,954	74,078	62,307	70,548

Total earnings available for payment of fixed charges	$114,803	$131,219	$77,773	$5,223	$59,668	$106,650
Ratio of earnings to fixed charges	1.40	2.04	1.18	0.07	0.96	1.51
Deficiency of earnings to fixed charges	—	—	—	(68,855)	(2,639)	—
Rental fees and charges	$55,872	$57,159	$58,513	$61,664	$71,683	$72,130
Interest portion of rentals	35%	35%	35%	35%	35%	35%

*	Amortization of loan fees is included in interest expense.

DESCRIPTION OF NOTES

We issued the notes under an indenture entered into between us and Wells Fargo Bank, N.A., as trustee, on July 16, 2007. The notes and any shares of common stock issuable upon conversion are entitled to the benefits of the registration rights agreement which we entered into with the initial purchasers on July 16, 2007. Each holder may request a copy of the indenture and the registration rights agreement from us at the address provided in the accompanying prospectus.

The following description is a summary of the material provisions of the notes, the indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture, and to all provisions of the registration rights agreement. Wherever particular provisions or defined terms of the indenture or the notes are referred to, these provisions or defined terms are incorporated into this prospectus supplement by reference. We urge you to read the indenture and the registration rights agreement because those documents, and not this description, define each holder’s rights as a holder of the notes.

As used in this “Description of Notes” section, references to “Live Nation,” the “company,” “we,” “us” and “our” refer only to Live Nation, Inc. and do not include its subsidiaries.

General

The notes will mature on July 15, 2027, unless earlier converted, redeemed or repurchased. Each holder has the option, subject to certain qualifications and the satisfaction of certain conditions and only during the periods described below, to convert its notes into shares of our common stock (or cash or a combination of cash and shares of our common stock, if we so elect) at an initial conversion rate of 36.8395 shares of common stock per $1,000 principal amount of notes. This is equivalent to an initial conversion price of approximately $27.14 per share of common stock. The conversion rate is subject to adjustment if certain events described below occur. Upon a surrender of a holder’s notes for conversion, unless we have previously irrevocably elected the net share settlement of the notes as described below under “—Conversion Rights—Irrevocable Election of Net Share Settlement,” we will deliver shares of our common stock or, at our election, cash or a combination of cash and shares of our common stock, in satisfaction of our obligation upon conversion of notes as described below under “—Conversion Procedures—Payment upon Conversion.” In the event we have irrevocably elected the net share settlement of the notes, we will deliver upon surrender of a holder’s notes for conversion cash equal to the principal portion of the notes converted and shares of our common stock to the extent that the conversion value exceeds such principal portion, as described below under “—Conversion Rights—Irrevocable Election of Net Share Settlement.” If we deliver shares of common stock upon conversion of a note, a holder will not receive fractional shares but a cash payment to account for any such fractional share as described below. A holder will not receive any cash payment for interest (or contingent interest or additional amounts, if any) accrued and unpaid to the conversion date except under the limited circumstances described below.

If any interest payment date, maturity date, redemption date, repurchase date or settlement date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, then the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date, repurchase date or settlement date, as the case may be, to that next succeeding business day.

Neither we nor any of our subsidiaries will be subject to any financial covenants under the indenture. In addition, neither we nor any of our subsidiaries are restricted under the indenture from paying dividends, incurring debt, or issuing or repurchasing our securities.

You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of us except to the extent described below under “—Repurchase of Notes by Live Nation at Option of Holder upon a Fundamental Change.”

The notes were issued only in denominations of $1,000 principal amount and integral multiples thereof. References to “a note” or “each note” in this prospectus supplement refer to $1,000 principal amount of the notes. The notes are limited to $220 million aggregate principal amount.

As used in this prospectus supplement, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York.

Any reference to “common stock” means our common stock, $0.01 par value per share.

Ranking

The notes are our general, unsecured obligations, ranking equally in right of payment with all of our future unsecured, unsubordinated indebtedness and senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to the notes. The notes are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

In the event of bankruptcy, liquidation, reorganization or other winding up of the company, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under our secured debt has been repaid in full from such assets. In such event, there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

We are a holding company and conduct substantially all of our business and hold substantially all of our consolidated assets through our subsidiaries, which are separate and distinct legal entities. The notes are not guaranteed by any of our subsidiaries. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. Creditors of each of our subsidiaries, including trade creditors and preferred stockholders, generally will have priority with respect to the assets and earnings of the subsidiary over the claims of our creditors, including holders of the notes. The notes, therefore, are effectively subordinated to the claims of creditors, including trade creditors and preferred stockholders, of our subsidiaries. Our subsidiary, Live Nation Worldwide, Inc., is the borrower under our senior secured credit facility, and Live Nation is a guarantor of such senior secured credit facility. In addition, our cash flow and our ability to service our debt, including the notes, will depend upon the earnings of our subsidiaries and upon the distribution of earnings, loans or other payments by our subsidiaries to us. Any payment of dividends, distributions, loans or advances by our subsidiary will be subject to statutory restrictions and contractual restrictions, including under our senior secured credit facility and the preferred stock of our subsidiaries. See “Risk Factors—We will depend on the cash flows of our subsidiaries in order to satisfy obligations under the notes.”

As of September 30, 2007, we had approximately $773.4 million of total indebtedness outstanding, $452.9 million of which was secured debt under our senior credit facility. Also as of September 30, 2007, our subsidiaries had approximately $1.9 billion of total liabilities, excluding intercompany indebtedness, and $241.1 million of additional availability under our revolving credit facility. Neither we nor our subsidiaries will be restricted under the indenture from incurring additional indebtedness or other liabilities.

Interest

The notes bear interest at a rate of 2.875% per year. We also will pay contingent interest on the notes in the circumstances described under “—Contingent Interest” and, if applicable, additional amounts in the circumstances described under “—Registration Rights” and “—Events of Default; Notice and Waiver.” Interest, including contingent interest and additional amounts, if any, shall be payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2008.

Interest on a note, including contingent interest and additional amounts, if any, will be paid to the person in whose name the note is registered at the close of business on the January 1 or July 1, as the case may be (each, a “record date”), immediately preceding the relevant interest payment date (whether or not such day is a business day); provided, however, that accrued and unpaid interest, including contingent interest and additional amounts, if any, payable upon redemption or repurchase by us will be paid to the person to whom principal is payable, unless the redemption date or repurchase date, as the case may be, is after a record date and on or prior to the related interest payment date, in which case interest shall be paid to the record holder on the record date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from the issue date or from the most recent date to which interest has been paid or duly provided for.

Upon conversion of a note, a holder will not receive any cash payment of interest (including contingent interest and additional amounts, if any) except as described in the second paragraph below. If we deliver any shares of common stock upon surrender of a note for conversion, we will not issue fractional shares of common stock. Instead, we will pay cash in lieu of fractional shares based on the closing price of the common stock on the trading day immediately prior to the conversion date. Our delivery to a holder of the full amount of shares of common stock (or cash or a combination of cash and shares of our common stock, if we so elect) as described below under “—Conversion Procedures—Payment upon Conversion,” together with any cash payment in lieu of any fractional share, will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and

•	accrued but unpaid interest (including contingent interest and additional amounts, if any) to but excluding the conversion date.

As a result, accrued but unpaid interest (including contingent interest and additional amounts, if any) up to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a general discussion of the U.S. federal income tax treatment upon receipt of cash and our common stock upon conversion, see “Material U.S. Federal Income Tax Considerations.”

Notwithstanding the preceding paragraph, if notes are converted after the close of business on a record date but prior to the opening of business on the interest payment date to which that record date relates, holders of such notes at the close of business on the record date will receive the interest, including contingent interest and additional amounts, if any, payable on the notes on the corresponding interest payment date notwithstanding the conversion. Such notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest (including contingent interest and additional amounts, if any) payable on the notes so converted on the next succeeding interest payment date; provided that no such payment need be made (1) if we have specified a redemption date or a repurchase date relating to a fundamental change that is after a record date and on or prior to the next interest payment date or (2) to the extent of any overdue interest (and any contingent interest and additional amounts) if any such interest exists at the time of conversion with respect to such note.

Contingent Interest

Beginning with the period commencing on July 20, 2014 and ending on January 14, 2015, and for each six-month period thereafter (from January 15 to and including July 14 and from July 15 to and including January 14), we will pay contingent interest on the interest payment date for the applicable interest period if the average trading price (as defined below) of the notes during the five consecutive trading days ending on the second trading day immediately preceding the first day of the applicable interest period (each such trading day during the five trading-day period called the “determination date”) equals or exceeds 120% of the principal amount of the notes.

On any interest payment date when contingent interest is payable, the contingent interest payable per note will equal 0.25% per year of the average trading price of such note during the applicable five trading-day reference period. For the United States federal income tax consequences of the contingent interest, see “Material U.S. Federal Income Tax Considerations.”

We will notify the holders of the notes upon making the determination that they will be entitled to receive contingent interest with respect to any six-month interest period.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the notes obtained by the bid solicitation agent for $5.0 million aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on the determination date from three independent nationally recognized securities dealers we select, provided that if:

•	three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and

•	only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used;

provided further that if no such bids can reasonably be received by the bid solicitation agent, then:

•

for purposes of any determination of whether contingent interest is payable or of the amount of any contingent interest, the trading price of the notes on any date of determination will equal the product of (i) the applicable conversion rate for the notes and (ii) the average closing price (as defined below under “—Conversion Rights—Conversion upon Satisfaction of Sale Price Condition”) of our common stock for the five trading days ending on such date of determination; and

•

for purposes of any determination with respect to the condition to conversion of notes described under “—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition,” the trading price per $1,000 principal amount of notes shall be deemed to be less than 98% of the product of the closing price of our common stock and the applicable conversion rate.

We will appoint a bid solicitation agent and we may change any bid solicitation agent. The bid solicitation agent may not be an affiliate of ours.

“Trading day” means a day during which trading in securities generally occurs on The New York Stock Exchange or, if our common stock is not listed on The New York Stock Exchange, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which our common stock is then listed or, if our common stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which our common stock is then traded or quoted.

Optional Redemption by Live Nation

Prior to July 20, 2014, the notes will not be redeemable at our option. On or after July 20, 2014, we may redeem the notes for cash in whole or in part at any time for a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest (including contingent interest and additional amounts, if any) up to but excluding the redemption date.

If the redemption date occurs after a record date and on or prior to the corresponding interest payment date, we will pay such interest (including contingent interest and additional amounts, if any) on such interest payment date to the record holder on the relevant record date and the redemption price shall be equal to 100% of the principal amount of the notes.

We will provide not less than 30 nor more than 60 days’ notice of redemption by mail to each registered holder of notes to be redeemed. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue on and after the redemption date on those notes or portions of notes called for redemption.

Once we have called the notes for redemption, notes or portions of notes will be convertible by the holder until the close of business on the business day prior to the redemption date. Our notice of redemption will state, among other things, if we have not made an irrevocable net share settlement election, whether we have elected to settle our obligation upon conversion in cash or a combination of cash and shares of our common stock in lieu of shares of our common stock only. If our notice of redemption does not indicate an election to settle our obligation in cash or a combination of cash and shares, we will settle all conversions in shares of our common stock after the giving of the notice of redemption until the redemption date.

If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of a holder’s notes for partial redemption and the holder converts a portion of its notes, the converted portion will be deemed to be from the portion selected for redemption.

We may not redeem the notes if we have failed to pay any interest, including contingent interest and additional amounts, on the notes when due and such failure to pay is continuing.

Conversion Rights

General

Subject to the qualifications and the satisfaction of the conditions and only during the periods described below, a holder may convert each of its notes prior to the close of business on the business day immediately preceding July 15, 2027, the stated maturity date of the notes, into shares of our common stock (or cash or a combination of cash and shares of our common stock, if we so elect) initially at a conversion rate of 36.8395 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $27.14 per share of common stock). The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and the applicable conversion rate will be subject to adjustment as described below. A holder may convert fewer than all of its notes so long as the notes converted are an integral multiple of $1,000 principal amount. Upon surrender of a note for conversion, unless we have previously irrevocably elected the net share settlement of the notes as described below under “—Irrevocable Election of Net Share Settlement,” we will deliver shares of our common stock or, at our election, cash or a combination of cash and shares of our common stock, as described below under “—Conversion Procedures—Payment upon Conversion.”

A holder may convert its notes in whole or in part only in the following circumstances, which are described in more detail below, and to the following extent:

•	if the closing price of our common stock reaches a specified threshold;

•	subject to certain limitations, if the trading price for the notes falls below a specified threshold;

•	if we have called the notes for redemption;

•	on or after January 15, 2027; or

•	upon the occurrence of specified corporate transactions.

We refer to each of these events as a “conversion triggering event.”

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because a holder requests the shares to be issued or delivered to another person, in which case that holder will pay that tax.

Conversion upon Satisfaction of Sale Price Condition

Prior to January 15, 2027, a holder may surrender its notes for conversion during any fiscal quarter after the fiscal quarter ending September 30, 2007 if the closing price per share of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter is equal to or greater than 130% of the applicable conversion price per share of our common stock on such last trading day.

The “closing price” of our common stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported for composite transactions by The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, as reported for composite transactions by the principal United States national or regional securities exchange on which our common stock is then traded. The closing price will be determined without reference to after-hours or extended market trading. If our common stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the “closing price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “closing price” will be the average of the mid-point of the last bid and asked prices for our common stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by us for this purpose. Any such determination will be conclusive absent manifest error.

Conversion upon Satisfaction of Trading Price Condition

Prior to January 15, 2027, a holder may surrender any of its notes for conversion during the five business days immediately following any five consecutive trading-day period in which the trading price per $1,000 principal amount of the notes (as determined following a request by a holder of the notes in accordance with the procedures described below) for each day of that period was less than 98% of the product of the closing price of our common stock and the current conversion rate of the notes on each such day.

The trustee will have no obligation to determine the trading price of the notes as described in this section unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing price of our common stock and the then-current conversion rate of the notes. At such time, we will instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the closing price of our common stock and the current conversion rate of the notes. We will notify the holders of the notes if the notes become convertible pursuant to this provision by issuing a press release or providing a notice on our website and by providing notice through DTC in respect of global notes.

Conversion upon Notice of Redemption

If we call any or all of the notes for redemption, a holder may convert any of its notes at any time prior to the close of business on the business day immediately prior to the redemption date.

Conversion on or after January 15, 2027

On or after January 15, 2027, a holder may convert any of its notes at any time prior to the close of business on the business day immediately preceding the stated maturity date.

Conversion upon Specified Corporate Transactions

Certain Distributions

If we elect to:

•

distribute to all holders of our common stock certain rights or warrants entitling them to purchase, for a period expiring within 45 days after the date of the distribution, shares of our common stock at less than the closing price of a share of our common stock on the trading day immediately preceding the announcement date of the distribution, or

•

distribute to all holders of our common stock assets (including cash), debt securities or rights or warrants to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 15% of the closing price of our common stock on the trading day immediately preceding the announcement date for such distribution, we must notify holders of the notes at least 25 scheduled trading days (as defined below) prior to the ex-dividend date for such distribution. We will notify the holders of the notes if the notes become convertible pursuant to this provision by issuing a press release or providing a notice on our website and by providing notice through DTC in respect of global notes. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise would participate in the distribution without conversion in respect of notes held by the holder. The “ex-dividend” date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock, regular way on the relevant exchange or in the relevant market for the common stock, to its buyer.

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our common stock is listed or, if our common stock is not listed or admitted for trading on any such exchange, a business day.

Certain Corporate Transactions

If:

•	a “change of control” occurs pursuant to clause (1) of the definition thereof set forth under “—Repurchase of Notes by Live Nation at Option of Holder upon a Fundamental Change” below, or

•

a “change of control” occurs pursuant to clause (3) of the definition thereof set forth under “—Repurchase of Notes by Live Nation at Option of Holder upon a Fundamental Change” below pursuant to which our common stock would be converted into cash, securities or other property, in either case, regardless of whether a holder has the right to require us to repurchase the notes as described under “—Repurchase of Notes by Live Nation at Option of Holder upon a Fundamental Change,” then a holder may surrender notes for conversion at any time from and after the date which is 25 scheduled trading days prior to the anticipated effective date of the transaction (or, in the case of a “change of control” pursuant to clause (1) of the definition thereof, the later of the date which is 25 scheduled trading days prior to the anticipated effective date of the transaction and the date that is the second business day following our receipt of notice of such transaction) until and including the date which is 15 days after the actual effective date of such transaction (or, if such transaction also results in holders having a right to require us to repurchase their notes, until the applicable fundamental change repurchase date). We will notify holders and the trustee of any such transaction and the corresponding conversion right at the same time we publicly announce such transaction (but in no event later than the date on which the period for conversion commences as provided above). Such notice will be given by issuing a press release or providing such notice on our website and through DTC in respect of global notes.

If pursuant to any such transaction our common stock is converted into cash, securities or other property, then at the effective time of the transaction, the conversion obligation (as defined under “—Payment upon Conversion”) will be determined based upon the kind and amount of cash, securities or other property that a holder of a number of shares of common stock equal to the conversion rate would have received in the transaction or, in the event holders of our common stock have the opportunity to elect the form of consideration to be received in any such transaction (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amount of consideration actually received by such holders (subject to our ability to settle the conversion obligation in cash). We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

If a holder elects to convert its notes during the period described in the prior paragraph on or prior to July 20, 2014 and 10% or more of the consideration for our common stock in the corporate transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, we will increase the conversion rate by the additional shares or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the notes are convertible into shares of the acquiring or surviving entity, in each case as described below under “—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control”.

If a transaction described above occurs, a holder can, subject to certain conditions, require us to repurchase all or a portion of its notes as described under “—Repurchase of Notes by Live Nation at Option of Holder upon a Fundamental Change.” If a holder has already delivered a repurchase election with respect to a note as described under either “—Repurchase of Notes by Live Nation at Option of Holder” or “—Repurchase of Notes by Live Nation at Option of Holder upon a Fundamental Change,” it may not surrender that note for conversion until it has withdrawn the repurchase election in accordance with the indenture.

Conversion Procedures

To convert a note held in certificated form, a holder must do each of the following:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice, and deliver this notice to the conversion agent;

•	surrender the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

The date a holder complies with these requirements is the “conversion date” under the indenture. The notes will be deemed to have been converted immediately prior to the close of business on the conversion date.

If a holder’s interest is a beneficial interest in a global note, in order to convert a holder must comply with the last three requirements listed above for conversions of certificated notes and comply with the depositary’s procedures for converting a beneficial interest in a global note.

The conversion agent will initially be the trustee. The conversion agent will, on a holder’s behalf, convert the notes into shares of common stock (or cash or a combination of cash and shares of our common stock, if we so elect). A holder may obtain copies of the required form of the conversion notice from the conversion agent. Payments of cash and, if shares of common stock are to be delivered, a stock certificate or certificates will be delivered to the holder, or a book-entry transfer through DTC will be made, by the conversion agent for the number of shares of common stock as set forth below under “—Conversion Procedures —Payment upon Conversion.”

Payment upon Conversion

Unless we have made an irrevocable net share settlement election as described below under “—Irrevocable Election of Net Share Settlement,” in lieu of delivery of shares of our common stock in satisfaction of our obligation upon conversion of notes, we may elect to deliver cash or a combination of cash and shares of our common stock. If we elect to do so, we will inform the holders so converting through the trustee of the method we choose to satisfy our obligation upon conversion of the notes no later than the second trading day immediately following the related conversion date.

Prior to June 15, 2027, if we have not made an irrevocable net share settlement election, we may deliver a one-time notice to the holders of the notes designating the settlement method for all conversions that occur on or after June 15, 2027. If we do not make such notice, then we will settle all such conversions in shares of our common stock. If we redeem the notes, we are required to give notice of redemption to holders that will state, if we have not made an irrevocable net share settlement election, the manner in which we will settle conversions after the redemption notice and prior to the related redemption date. See “—Optional Redemption by Live Nation.”

If we choose to satisfy any portion of our conversion obligation in cash, we will specify the amount to be satisfied in cash as a percentage of the conversion obligation or a fixed dollar amount. We will treat all holders converting on the same trading day in the same manner. Except for all conversions that occur (i) during the period between a redemption notice and the related redemption date and (ii) on or after June 15, 2027, we will not, however, have any obligation to settle our conversion obligations arising on different trading days in the same manner. That is, we may choose on one trading day to settle in shares of our common stock only and choose on another trading day to settle in cash or a combination of cash and shares of our common stock.

The settlement amount will be computed as follows:

(1) If we elect to satisfy the entire conversion obligation in common stock, we will deliver shares of our common stock to the holder of the notes (other than with respect to any additional shares you may receive as described under “—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control”) on the third trading day after the relevant conversion date. In that case we will deliver to the holder of the notes a number of shares of our common stock for each note converted equal to the conversion rate in effect on the relevant conversion date (provided that we will deliver cash in lieu of fractional shares based upon the closing price of our common stock on the trading day immediately preceding the conversion date).

(2) If we elect to satisfy the entire conversion obligation in cash, we will deliver to the holder, for each note converted, on the third trading day immediately following the last day of the related conversion reference period, cash in an amount equal to the conversion value (as defined below) for the related conversion reference period.

(3) If we elect to satisfy the conversion obligation in a combination of cash and common stock, we will pay either (i) an amount in cash equal to the dollar amount per note specified in the notice regarding our chosen method of settlement (the “specified dollar amount” (which, with respect to any conversion following a net share settlement election as described below under “—Irrevocable Election of Net Share Settlement,” shall be deemed to equal the lesser of $1,000 and the conversion value of the notes converted)) or (ii) an amount in cash equal to a fixed percentage of the conversion obligation specified in the notice regarding our chosen method of settlement (the “specified percentage”); and deliver shares of our common stock for the remainder of our conversion obligation calculated as described below. We will settle each note being converted by delivering, on the third trading day immediately following the last day of the related conversion reference period, cash and shares of our common stock, if any, equal to the conversion value (as defined below) for the related conversion reference period.

We will not issue fractional shares of common stock upon conversion of the notes. Instead, we will pay the cash value of such fractional shares based upon the closing price of our common stock on the trading day immediately preceding the conversion date. Upon conversion of a note, a holder will not receive any cash payment of interest (including contingent interest and additional amounts, if any) unless such conversion occurs between a record date and the interest payment date to which that record date relates.

The “conversion value” means the product of (1) the conversion rate in effect (plus any additional shares as described under “—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control”), and (2) the average of the closing prices of our common stock for the trading days during the conversion reference period.

The “conversion reference period” with respect to any note means:

•

with respect to any conversion of notes occurring within 20 days leading up to the maturity date or a specified repurchase or redemption date, the 20 consecutive trading days beginning on the fifth trading day following the maturity date or the repurchase or redemption date, as the case may be;

•

with respect to any conversion occurring (i) prior to the effective date of a “change of control” described in clause (3) of the definition thereof pursuant to which our common stock would be converted into cash, securities or other property and (ii) on or after the 25th scheduled trading day prior to such effective date, the 20 consecutive trading days beginning on the 25th scheduled trading day prior to such effective date; or

•	in all other cases, the 20 consecutive trading days beginning on the second trading day after the conversion date.

If a holder tenders notes for conversion and the conversion value is being determined at a time when the notes are convertible into other property in addition to or in lieu of our common stock, the conversion value of each note will be determined based on the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate would have owned or been entitled to receive in such transaction and the value thereof during the conversion reference period.

Upon the occurrence of a conversion triggering event, if we have made the net share settlement election as described below under “—Irrevocable Election of Net Share Settlement,” our requirement to pay in cash a portion of the conversion value of any notes tendered for conversion may constitute an event of default under the agreements governing certain of our indebtedness.

Exchange in Lieu of Conversion

When a holder surrenders notes for conversion, we may direct the conversion agent to surrender such notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated financial institution must agree to deliver, in exchange for such notes, all of the shares of our common stock and/or cash or other property otherwise due upon conversion as determined above under “—Payment upon Conversion” (the “exchange consideration”). By the close of business on the business day immediately preceding the start of the conversion reference period, we will notify the holder surrendering notes for conversion that (i) we have directed the designated financial institution to make an exchange in lieu of conversion and (ii) the mix of exchange consideration to be delivered upon exchange. If the designated financial institution accepts any such notes, it will deliver the applicable exchange consideration to the conversion agent and the conversion agent will deliver such exchange consideration to the holder. Any notes exchanged by the designated financial institution will remain outstanding. If the designated financial institution agrees to accept any notes for exchange but does not timely deliver the applicable exchange consideration, or if such designated financial institution does not accept the notes for exchange, we will, as promptly as practical thereafter, convert the notes into shares of our common stock and/or cash or other property as described above under “—Payment upon Conversion.” Our designation of a financial institution to which the notes may be submitted for exchange does not require the institution to accept any notes. We will not pay any consideration to, or otherwise enter into any agreement with, the designated financial institution for or with respect to such designation.

Irrevocable Election of Net Share Settlement

At any time on or prior to June 15, 2027, we may irrevocably elect the “net share settlement” of our conversion obligation with respect to the notes to be converted after the date of such election. If we make such an election, we will deliver cash in an amount equal to the lesser of the principal portion of the notes converted and the conversion value of such notes, and shares of our common stock to the extent that the conversion value exceeds such principal portion, as described in clause (3) above under “—Payment upon Conversion.” This net share settlement election is in our sole discretion and does not require the consent of the holders of the notes. We may not elect net share settlement during any period between our giving of a notice of a redemption and the corresponding redemption date.

Upon making such election, we will promptly issue a press release or post such information on our website and provide notice to the holders of the notes in a manner contemplated by the indenture, including through the facilities of the DTC.

We may irrevocably renounce this right to elect net share settlement of the notes at any time prior to June 15, 2027. Upon such renunciation, we will no longer have the right to elect the net share settlement of our conversion obligation and any such attempted election shall have no effect.

The applicable conversion rate will be adjusted only as described below; provided, however, that we will not make any adjustments to the conversion rate if holders of the notes participate (as a result of holding the notes, and at the same time as the common stockholders participate) in any of the transactions described below as if such holders of the notes held a number of shares of our common stock equal to the applicable conversion rate immediately prior to the event that otherwise would result in a conversion rate adjustment, multiplied by the principal amount (expressed in thousands) of notes held by such holder, without having to convert their notes.

(1)	If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR’ = CR0 ×	OS’
OS0

where,

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

CR’ = the new conversion rate in effect immediately after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be; and

OS’ = the number of shares of our common stock outstanding as of the ex-dividend date for such dividend or distribution immediately after giving effect to such dividend or distribution, or immediately after the effective date of such share split or share combination, as the case may be.

(2)	If we distribute to all holders of our common stock any rights or warrants entitling them to purchase, for a period of not more than 45 days after the ex-dividend date for the distribution, shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock for the ten consecutive trading-day period ending on the trading day immediately preceding the declaration date for such distribution, the conversion rate will be adjusted based on the following formula:

CR’ = CR0 ×	OS0 + X
OS0 + Y

where,

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR’ = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date for such distribution;

X = the total number of shares of our common stock issuable pursuant to such rights or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the last reported sale prices of our common stock over the ten consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution.

For purposes of this clause (2), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of our common stock at less than the applicable last reported sale prices of our common stock, and in determining the aggregate exercise or conversion price payable for such common stock, there shall be taken into account any consideration received by us for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined in good faith by our board of directors. If any right or warrant described in this clause (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right or warrant had not been so issued. Any adjustment made pursuant to this clause (2) shall become effective immediately after the ex-dividend date for the applicable distribution.

(3)	If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all holders of our common stock, excluding:

•	dividends or distributions referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be adjusted based on the following formula:

CR’ = CR0 ×	SP0
SP0 – FMV

where,

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR’ = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

SP0 = the average of the last reported sale prices of our common stock over the ten consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

An adjustment to the conversion rate made pursuant to this clause (3) shall become effective immediately after the ex-dividend date for the applicable distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” the conversion rate in effect immediately before 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the effective date of the spin-off will be increased based on the following formula:

CR’ = CR0 ×	FMV0 + MP0
MP0

where,

CR0 = the conversion rate in effect immediately prior to the tenth trading day immediately following, and including, the effective date of the spin-off;

CR’ = the new conversion rate in effect immediately after the tenth trading day immediately following, and including, the effective date of the spin-off;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first ten consecutive trading-day period immediately following, and including, the effective date of the spin-off; and

MP0 = the average of the last reported sale prices of our common stock over the first ten consecutive trading-day period immediately following, and including, the effective date of the spin-off.

The adjustment to the conversion rate under this clause (3) will occur immediately after the tenth trading day immediately following, and including, the effective date of the spin-off; provided that, for purposes of determining the conversion rate in respect of any conversion during the ten trading days following the effective date of any spin-off, references within the portion of this clause (3) related to “spin-offs” to ten trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the relevant conversion date.

If any such dividend or distribution described in this clause (3) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4)	If any cash dividend or distribution is made to all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR’ = CR0 ×	SP0
SP0 - C

where,

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR’ = the new conversion rate in effect immediately after the ex-dividend date for such distribution;

SP0 = the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

C = the amount in cash per share we distribute to holders of our common stock.

An adjustment to the conversion rate made pursuant to this clause (4) shall become effective immediately after the ex-dividend date for the applicable dividend or distribution. If any dividend or distribution described in this clause (4) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5)	If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR’ = CR0 ×	AC + (SP’ × OS’)
OS0 × SP’

where,

CR0 = the conversion rate in effect at the close of business on the last trading day of the ten consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires;

CR’ = the new conversion rate in effect immediately following the last trading day of the ten consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the expiration of such tender or exchange offer;

OS’ = the number of shares of our common stock outstanding immediately after the expiration of such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP’ = the average of the last reported sale prices of our common stock over the ten consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the conversion rate under this clause (5) shall become effective immediately following the tenth trading day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the conversion rate in respect of any conversion during the ten trading days following the date that any tender or exchange offer expires, references within this clause (5) to ten trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date. If we or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate shall be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

In addition to these adjustments, we may in our sole discretion increase the conversion rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our notes resulting from any dividend or distribution of capital stock issuable upon conversion of the notes (or rights to acquire capital stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law and exchange listing requirements, increase the conversion rate by any amount for any period of at least 20 days if our board of directors has determined that such increase would be in our best interests. If our board of directors makes that determination, it will be conclusive. We will give holders of notes at least 15 days’ prior notice of such an increase in the conversion rate.

To the extent that we have a rights plan in effect upon any conversion of the notes into common stock, a holder will receive, in addition to the common stock, the rights under the rights plan, unless, prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as described in clause (3) above. A further adjustment will occur as described in clause (3) above if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In the event of:

•	any reclassification of our common stock;

•	a consolidation, merger, binding share exchange or combination involving us; or

•	a sale or conveyance to another person or entity of all or substantially all of our assets;

in each case, in which holders of common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, upon conversion by a holder of its notes it will be entitled to receive the same type of consideration that it would have been entitled to receive had it owned a number of shares of our common stock equal to the conversion rate immediately prior to such transaction multiplied by the principal amount of the notes converted (the “reference property”). The conversion value and the amounts received in settlement of our conversion obligation will be computed as set forth under “—Conversion Procedures—Payment upon Conversion” above and will be determined based on the kind and amount of shares of stock, securities or other property (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate would have owned or been entitled to receive in such transaction.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (except on account of share combinations).

We will not make any adjustment to the conversion rate except as specifically set forth in this “Conversion Rate Adjustments” and in “—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control.”

Without limiting the foregoing, the applicable conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest, including contingent interest and additional amounts, if any.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. No adjustment to the applicable conversion rate will be required unless the adjustment would require an increase or decrease of at least 1.0% of the applicable conversion rate. However, any adjustments which are not required to be made because they would have required an increase or decrease of less than 1.0% will be carried forward and be made on the first to occur of (i) any subsequent adjustment, (ii) the first day of the next calendar year and (iii) any conversion of the notes.

You may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of any taxable distribution to holders of common stock or in certain other situations requiring a conversion rate adjustment. See “—Material U.S. Federal Income Tax Considerations—Consequences to U.S. Holders—Constructive Dividends” and “—Consequences to Non-U.S. Holders—Constructive Dividends.”

Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control

If the effective date or anticipated effective date of certain corporate transactions as described under “—Conversion Rights—Conversion upon Specified Corporate Transactions—Certain Corporate Transactions” occurs on or prior to July 20, 2014 and 10% or more of the consideration for our common stock in the corporate transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, we will increase the conversion rate for the notes surrendered for conversion by a number of additional shares (the “additional shares”) as described below. Notwithstanding the first sentence of this paragraph, if we elect to adjust the conversion rate and our conversion obligation as described below under “—Conversion After a Public Acquirer Change of Control,” the provisions described in that section will apply instead of the provisions described in this paragraph. We will notify holders and the trustee whether we elect to increase the conversion rate as described below or to modify the conversion obligation as described below (i) no later than 25 scheduled trading days prior to the anticipated effective date of such transaction with respect to any transaction described in clause (3) of the definition of “change of control” and (ii) on the effective date of such transaction with respect to any event described in clause (1) of the definition of “change of control”; provided that if we do not provide such notice prior to such date, we will be deemed to have elected to increase the conversion rate as described below.

The number of additional shares will be determined by reference to the table below, based on the date on which the corporate transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our common stock in the corporate transaction. If holders of our common stock receive only cash in the corporate transaction, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the closing prices (as defined under “—Conversion Rights—Conversion upon Satisfaction of Sale Price Condition” above) of our common stock on the five trading days immediately prior to but not including the effective date of the corporate transaction.

The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted, as described above under “—Conversion Procedures— Conversion Rate Adjustments.” The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “—Conversion Procedures—Conversion Rate Adjustments.”

The following table sets forth the hypothetical stock price, effective date and number of additional shares per $1,000 principal amount of notes:

	Stock Price
Effective Date	$21.29	$23.00	$25.00	$27.14	$30.00	$32.50	$35.00	$37.50	$40.00	$45.00	$50.00	$60.00	$80.00	$100.00
16-Jul-07	10.1309	8.7952	7.5945	6.5169	5.4691	4.7202	4.1462	3.6503	3.2650	2.6402	2.1909	1.5721	0.9080	0.5593
15-Jul-08	10.1309	8.6096	7.3309	6.2590	5.1791	4.4337	3.8633	3.3893	3.0050	2.4094	1.9935	1.4238	0.8217	0.5085
15-Jul-09	10.1309	8.3735	7.0105	5.9231	4.7905	4.0706	3.4836	3.0375	2.6505	2.1087	1.7227	1.2155	0.6955	0.4285
15-Jul-10	10.1309	8.1052	6.7113	5.5101	4.3571	3.6322	3.0476	2.6218	2.2697	1.7714	1.4277	1.0031	0.5792	0.3623
15-Jul-11	10.1309	7.8039	6.2685	4.9907	3.8378	3.0771	2.5399	2.1157	1.8100	1.3691	1.0815	0.7531	0.4383	0.2764
15-Jul-12	10.1309	7.4035	5.5837	4.2876	3.0288	2.2752	1.7862	1.4039	1.1625	0.8294	0.6381	0.4458	0.2642	0.1655
15-Jul-13	10.1309	6.7113	4.7281	3.1435	1.7865	1.1934	0.7587	0.5429	0.3875	0.2538	0.2035	0.1510	0.0938	0.0595
20-Jul-14	10.1309	6.6387	3.1605	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The maximum amount of additional shares is 10.1309 per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion Procedures—Conversion Rate Adjustments.”

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 46.9704 per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “—Conversion Procedures—Conversion Rate Adjustments.”

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365/366-day year.

•	If the stock price is in excess of $100 per share (subject to adjustment), no additional shares will be added to the conversion rate.

•	If the stock price is less than $21.29 per share (subject to adjustment), no additional shares will be added to the conversion rate.

See “—Material U.S. Federal Income Tax Considerations—Consequences to U.S. Holders—Constructive Dividends” and “—Consequences to Non-U.S. Holders—Constructive Dividends.”

Settlement of Conversions upon a Make Whole Fundamental Change

As described above, upon effectiveness of certain fundamental changes, the notes will be convertible into reference property (or cash or a combination of cash and reference property, if we so elect). If, as described above, we are required to increase the conversion rate by the additional shares as a result of a make whole fundamental change, notes surrendered for conversion will be settled as follows:

•

If the date (the “delivery date”) on which we are otherwise required to deliver shares of common stock, cash or a combination of cash and shares of our common stock upon conversion is prior to the effective date of the make whole fundamental change, we will settle such conversion as described above under “—Payment upon Conversion” by delivering the number of shares of our common stock, if any, based on the applicable conversion rate in effect, in each case without regard to the number of additional shares to be added to the conversion rate as described above, on such delivery date. In addition, as soon as practicable following the effective date of the make whole fundamental change, we will deliver the increase in such amount of common stock or of reference property deliverable in lieu of shares of our common stock, if any, as if the applicable conversion rate had been increased by such number of additional shares on the applicable conversion date (or, if applicable, during the related conversion reference period and based upon the related conversion value). If we have elected net share settlement and such increased amount results in an increase to the amount of cash to be paid to holders, we will pay such increase in cash, and if such increased amount results in an increase to the number of shares of our common stock, we will deliver such increase by delivering common stock or reference property based on such increased number of shares; or

•

If the delivery date related to notes surrendered for conversion is on or following the effective date of the make whole fundamental change, we will settle such conversion as described above under “—Payment upon Conversion” based on the applicable conversion rate as increased by the additional shares described above on such delivery date.

Conversion After a Public Acquirer Change of Control

Notwithstanding the foregoing, if a holder converts its notes in connection with a corporate transaction for which the conversion rate would be increased by a number of additional shares as described above, in the case of a public acquirer change of control (as defined below), we may, at our option and in lieu of increasing the conversion rate by such number of additional shares, adjust the conversion rate and the related conversion obligation such that from and after the effective date of such public acquirer change of control, holders of the notes will be entitled to convert their notes (subject to the satisfaction of the conditions to conversion described under “—Conversion Rights” above and the procedures described under “—Conversion Procedures—Payment upon Conversion”) into a number of shares of public acquirer common stock (as defined below) (or cash or a combination of cash and shares of public acquirer common stock, if we so elect). The conversion rate following the effective date of such transaction will be a number of shares of such public acquirer common stock equal to the product of:

•	the conversion rate in effect immediately prior to the effective date of such transaction, times

•

the average of the quotients obtained, for each trading day in the 20 consecutive trading-day period ending on the trading day immediately preceding the effective date of such public acquirer change of control (the “valuation period”), of:

(i)	the “acquisition value” (as defined below) of our common stock on each such trading day in the valuation period, divided by

(ii)	the closing price of the public acquirer common stock on each such trading day in the valuation period.

The “acquisition value” of our common stock means, for each trading day in the valuation period, the value of the consideration paid per share of our common stock in connection with such public acquirer change of control, as follows:

•	for any cash, 100% of the face amount of such cash;

•	for any public acquirer common stock, 100% of the closing price of such common stock on such trading day; and

•

for any other securities, assets or property, 102% of the fair market value of such security, asset or property on such trading day, as determined by an independent nationally recognized investment bank selected by us for this purpose.

A “public acquirer change of control” means any event constituting a corporate transaction as described under “—Conversion Rights—Conversion upon Specific Corporate Transactions—Certain Corporate Transactions” that would otherwise obligate us to increase the conversion rate as described above under “—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control”, and the acquirer, the person formed by or surviving the merger or consolidation or any entity that is a direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act) of more than 50% of the total voting power of all shares of such acquirer’s or person’s capital stock that are entitled to vote generally in the election of directors, has a class of common stock traded on a U.S. national securities exchange or which will be so traded when issued or exchanged in connection with such transaction; provided that if there is more than one of such entity, the relevant entity will be such entity with the most direct beneficial ownership to such acquirer’s or person’s capital stock. We refer to such acquirer’s, person’s or other entity’s class of common stock traded on a U.S. national securities exchange or which will be so traded when issued or exchanged in connection with such transaction as the “public acquirer common stock.”

Repurchase of Notes by Live Nation at Option of Holder

On July 15, 2014, July 15, 2017 and July 15, 2022 (each, a “repurchase date”), any holder may require us to repurchase for cash any outstanding notes for which that holder has properly delivered and not withdrawn a written repurchase notice. The repurchase price will equal 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, to, but not including, the repurchase date. If the repurchase date occurs after a record date and on or prior to the corresponding interest payment date, we will pay such interest (including contingent interest and additional amounts, if any) on such interest payment date to the holder of record on the relevant record date and the repurchase price shall be equal to 100% of the principal amount of the notes.

In connection with any repurchase of notes, we will notify the holders of notes, not less than 20 business days prior to any repurchase date, of their repurchase right, the repurchase price, the repurchase date and the repurchase procedures. A holder may submit a repurchase notice to the paying agent (which will initially be the trustee) at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the repurchase date. Any repurchase notice given by a holder electing to require us to repurchase notes shall be given so as to be received by the paying agent no later than the close of business on the repurchase date and must state:

•

if definitive notes have been issued, the certificate numbers of the holders’ notes to be delivered for repurchase (or, if the notes are not issued in definitive form, the notice of repurchase must comply with appropriate DTC procedures);

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

A holder may withdraw its repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date. The notice of withdrawal shall state:

•	the principal amount of notes being withdrawn;

•

if definitive notes have been issued, the certificate numbers of the notes being withdrawn (or, if the notes are not issued in definitive form, the notice of withdrawal must comply with appropriate DTC procedures); and

•	the principal amount of the notes, if any, that remain subject to the repurchase notice.

In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4, Rule 14e-l and any other tender offer rules under the Exchange Act which may then be applicable; and

•	file a Schedule TO or any other schedule required under the Exchange Act.

Our obligation to pay the repurchase price for notes for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder effecting book-entry transfer of the notes or delivering definitive notes, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price for the notes to be paid promptly following the later of the business day following the repurchase date and the time of book-entry transfer or delivery of definitive notes, together with such endorsements as may be necessary.

If the paying agent holds money sufficient to pay the repurchase price of the notes for which a repurchase notice has been delivered and not validly withdrawn in accordance with the terms of the indenture, then, immediately after the repurchase date, the notes will cease to be outstanding and interest (including contingent interest and additional amounts, if any) on the notes will cease to accrue, whether or not the notes are transferred by book entry or delivered to the paying agent. Thereafter, all of the holder’s other rights shall terminate, other than the right to receive the repurchase price upon book-entry transfer of the notes or delivery of the notes. Our ability to repurchase notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, through the terms of our then-existing borrowing arrangements or otherwise. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right.

Repurchase of Notes by Live Nation at Option of Holder upon a Fundamental Change

If a fundamental change, as defined below, occurs, each holder will have the right on the fundamental change repurchase date to require us to repurchase for cash all of its notes not previously called for redemption, or any portion of those notes that is equal to $1,000 in principal amount or integral multiples thereof, at a fundamental change repurchase price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest, including contingent interest and additional amounts, if any, on the notes to but not including the fundamental change repurchase date. If the fundamental change repurchase date occurs after a record date and on or prior to the corresponding interest payment date, we will pay such interest (including contingent interest and additional amounts, if any) on such interest payment date to the holder of record on the relevant record date and the repurchase price shall be equal to 100% of the principal amount of the notes.

Within 15 days after the occurrence of a fundamental change (which, for the avoidance of doubt, can be a date prior to such occurrence), we are required to give notice to each holder and the trustee of such occurrence and of each holder’s resulting repurchase right and the procedures that each holder must follow to require us to repurchase its notes as described below. The fundamental change repurchase date specified by us will be no less than 15 and no more than 40 days after the date on which we give this notice.

The fundamental change repurchase notice given by a holder electing to require us to repurchase its notes shall be given so as to be received by the paying agent no later than the close of business on the fundamental change repurchase date and must state:

•

if certificated notes have been issued, the certificate numbers of the holder’s notes to be delivered for repurchase (or, if the notes are not issued in certificated form, the fundamental change repurchase notice must comply with appropriate DTC procedures);

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

A holder may withdraw its fundamental change repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of notes being withdrawn;

•

if certificated notes have been issued, the certificate numbers of the notes being withdrawn (or, if the notes are not issued in certificated form, the notice of withdrawal must comply with appropriate DTC procedures); and

•	the principal amount of the notes, if any, that remain subject to the fundamental change repurchase notice.

A “fundamental change” will be deemed to have occurred upon a change of control of Live Nation or a termination of trading of our common stock.

A “change of control” will be deemed to have occurred at such time after the original issuance of the notes when any of the following has occurred:

1.	a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our capital stock entitled to vote generally in the election of directors; or

2.	the first day on which a majority of the members of our board of directors does not consist of continuing directors; or

3.	a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our assets to another person, other than:

•	any transaction:

(i)	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

(ii)	pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving or successor person immediately after giving effect to such issuance; or

•

any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or

•

any consolidation or merger with or into any of our subsidiaries, so long as such merger or consolidation is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any other person.

A “continuing director” means a director who either was a member of our board of directors on the issue date of the notes or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our shareholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by us on behalf of the board of directors in which such individual is named as nominee for director.

The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of change of control includes a phrase relating to the conveyance, transfer, sale, lease or other disposition of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, a holder’s ability to require us to repurchase its notes as a result of a conveyance, transfer, sale, lease or other disposition of less than all our assets may be uncertain.

Notwithstanding the foregoing, a holder will not have the right to require us to repurchase its notes upon a change of control described in clause (3) above if 90% or more of the consideration in the transaction or transactions consists of shares of common stock traded or to be traded immediately following such transaction or transactions on a U.S. national securities exchange, and, as a result of the transaction or transactions, the notes become convertible into that common stock (and any rights attached thereto).

A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the notes are then convertible) is not listed for trading on a U.S. national securities exchange.

Rule 13e-4 under the Exchange Act requires the dissemination of certain information to securityholders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the notes. We will comply with this rule and file Schedule TO (or any similar schedule) to the extent required at that time.

If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes which holders have elected to require us to repurchase on the business day following the fundamental change repurchase date in accordance with the terms of the indenture, then, immediately after the fundamental change repurchase date, those notes will cease to be outstanding and interest (including contingent interest and additional amounts, if any) on the notes will cease to accrue, whether or not the notes are transferred by book entry or delivered to the paying agent. Thereafter, all other rights of the holders shall terminate, other than the right to receive the fundamental change repurchase price upon book-entry transfer of the notes or delivery of the notes.

The term “fundamental change” is limited to specified transactions and does not include other events that might adversely affect our financial condition or business operations. The foregoing provisions would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change repurchase feature of the notes but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

Our ability to repurchase notes for cash upon the occurrence of a fundamental change is subject to important limitations. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right.

Upon the occurrence of a fundamental change, the ability of the noteholders to have their notes repurchased by us may also constitute an event of default under the agreements governing certain of our indebtedness. See “Risk Factors—We may not have the funds necessary to finance the repurchase of the notes or to pay the cash payable upon a conversion, or we may otherwise be restricted from making such payments, which may increase your credit risk.”

Any existing or future credit agreements or other agreements relating to our or our subsidiaries’ indebtedness could contain provisions prohibiting repurchase of the notes under certain circumstances, could provide that a designated event constitutes an event of default under that agreement or could prevent our subsidiaries from distributing or otherwise making funds available to us to pay the repurchase price for the notes. If any agreement governing our indebtedness prohibits or otherwise restricts us from repurchasing the notes at a time when we become obligated to do so, we could seek the consent of the lenders to repurchase the notes or attempt to refinance this debt. If we do not obtain such a consent or refinance the debt, we would not be permitted or may not have funds available to repurchase the notes without potentially causing a default under this debt. Our failure to repurchase tendered notes would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

The fundamental change purchase feature of the notes may in certain circumstances make it more difficult or discourage a takeover of our company. The fundamental change purchase feature, however, is not the result of our knowledge of any specific effort:

•	to accumulate shares of our common stock;

•	to obtain control of us by means of a merger, tender offer, solicitation or otherwise; or

•	by management to adopt a series of anti-takeover provisions.

Instead, the fundamental change repurchase feature is a standard term contained in securities similar to the notes.

Merger or Sale of Assets

The indenture will provide that we may not consolidate with or merge with or into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all our assets to another person, unless:

•

the resulting, surviving or transferee person (the “successor person”) and, if the conversion obligation relates to public acquirer common stock that is not issued by such successor person in a transaction for which we have made the election set forth in “—Conversion After a Public Acquirer Change of Control,” such public acquirer, will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, or Bahamas, Bermuda, British Virgin Islands, Cayman Islands, Channel Islands, Gibraltar, Ireland, Isle of Man, Labuan, Liechtenstein, Luxembourg, Netherlands Antilles or U.S. Virgin Islands, and the successor company (if not us) and the public acquirer, as applicable, will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, fully and unconditionally all of our obligations under the notes and the indenture;

•	immediately after giving effect to such transaction, no default under the indenture shall have occurred and be continuing; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such transaction and such supplemental indenture (if any) comply with the indenture.

The successor company will succeed to, and be substituted for, and may exercise every right and power of, us under the indenture, but in the case of a lease of all or substantially all our assets, we will not be released from the obligation to pay the principal of and interest on the notes.

If, following a transaction to which the provisions of the indenture described above under this caption apply, the successor company is organized other than under the laws of the United States of America, any State thereof or the District of Columbia, all payments made by the successor company under, or with respect to, the notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto), which we collectively refer to for purposes of this covenant as “Taxes,” imposed or levied by or on behalf of the jurisdiction of organization of the successor company or any political subdivision thereof or taxing authority therein, unless the successor company is required to withhold or deduct such Taxes by law or by the official interpretation or administration thereof.

If the successor company is so required to withhold or deduct any amount for, or on account of, such Taxes from any payment made under or with respect to the notes, the successor company will pay such additional amounts as may be necessary so that the net amount received by each holder after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted.

The foregoing provisions will survive any termination or discharge of the indenture.

Events of Default; Notice and Waiver

The following will constitute defaults under the indenture, subject to any additional limitations and qualifications included in the indenture:

•	a default in the payment of principal of the notes when due at maturity, upon redemption, upon repurchase or otherwise;

•

a default in the payment of any interest, including contingent interest and additional amounts, if any, on the notes when due and such failure continues for a period of 30 days past the applicable due date;

•	we fail to provide notice of the occurrence of a fundamental change as required by the indenture;

•

a default in our obligation to deliver the settlement amount upon conversion of the notes, together with cash in lieu of any fractional shares, upon conversion of any notes and such default continues for a period of five business days or more;

•	the failure by us to comply with our obligation to repurchase the notes at the option of a holder upon a fundamental change as required by the indenture or on any other repurchase date;

•

the failure by us to perform or observe any of our other covenants in the indenture or in the notes for 90 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us;

•

a failure to pay when due at maturity (which failure continues after any applicable grace or notice period), or a default that results in the acceleration of, any indebtedness for borrowed money of us or our subsidiaries (other than indebtedness that is non-recourse to us or any of our subsidiaries) in an aggregate amount of $20 million or more, unless such acceleration is rescinded, stayed or annulled within 30 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us; provided that, for so long as Electric Trading Limited is a subsidiary of ours and we hold directly or indirectly not more than 50% of the equity interests in Electric Trading Limited (or any subsidiary of Electric Trading Limited), no default under or acceleration of indebtedness incurred by Electric Trading Limited and its subsidiaries under the Senior Sterling Term and Revolving Facilities Agreement between Electric Trading Limited, Lloyds TSB Bank plc and the other parties thereto, dated August 27, 2004, the Supplemental Agreement between Electricland Limited and Lloyds TSB Bank plc, dated September 19, 2006, or the Mezzanine Facility Agreement between Electric Trading Limited, Lloyds TSB Bank plc and the other parties thereto, dated August 27, 2004, shall give rise to an event of default pursuant to this clause;

•

one or more judgments for the payment of money in an aggregate amount in excess of $20 million (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) shall be rendered against us or any of our subsidiaries and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed; and

•	certain events involving our or one of our significant subsidiaries’ bankruptcy, insolvency or reorganization.

When we refer to a “significant subsidiary,” we mean any subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X promulgated, as in effect on the date of the indenture, under the Securities Act of 1933, as amended, or the Securities Act.

The foregoing will constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If a default under the indenture occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the notes notice of the default within 90 days after it occurs. The trustee may withhold notice to the holders of the notes of a default, except defaults in the payment of principal or interest (including contingent interest or additional amounts, if any) on the notes; however, the trustee must consider it to be in the interest of the holders of the notes to withhold this notice.

If an event of default (other than an event of default relating to specified events of bankruptcy, insolvency or reorganization of us) occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal and accrued and unpaid interest, including contingent interest and additional amounts, if any, on the outstanding notes to be immediately due and payable. In case of specified events of bankruptcy, insolvency or reorganization involving us, the principal and accrued and unpaid interest, including contingent interest and additional amounts, if any, on the notes will automatically become immediately due and payable. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind such acceleration with respect to the notes and, as is discussed below, waive these past defaults.

Notwithstanding the foregoing (but subject to the last sentence of this paragraph), the indenture will provide that, at our option (exercised by notice to the holders prior to the occurrence of applicable event of default), the sole remedy for an event of default relating to the failure to comply with the reporting obligations described herein under the caption “—Reporting”, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939, will for the 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. This additional interest will be in addition to any additional amounts that may accrue as a result of a registration default as described below under the caption “—Registration Rights” and will be payable in the same manner as additional amounts accruing as a result of a registration default. The additional interest will accrue on all outstanding notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs to but not including the 365th day thereafter (or such earlier date on which the event of default relating to the reporting obligations shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to the reporting obligations is cured or waived prior to such 365th day), such additional interest will cease to accrue and the notes will be subject to acceleration as provided above if the event of default is continuing. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. The foregoing provisions of this paragraph shall not be applicable in the event that the failure to comply with reporting obligations that gives rise to an event of default under the indenture also gives rise to a default under, and results in the acceleration of, other indebtedness for borrowed money of us or our subsidiaries (other than indebtedness that is non-recourse to us or any of our subsidiaries), in which case the event of default under the indenture shall be subject to the remedies that are otherwise applicable as provided above.

The holders of a majority in principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The holders of a majority in principal amount of outstanding notes may waive any past defaults under the indenture, except a default due to the non-payment of principal or interest, including contingent interest or additional amounts, if any, a failure to convert any notes as provided in the indenture, a default arising from our failure to redeem or repurchase any notes when required pursuant to the terms of the indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.

No holder of the notes may pursue any remedy under the indenture, except in the case of a default due to the non-payment of principal or interest, including contingent interest or additional amounts, if any, on the notes, unless:

•	the holder has given the trustee written notice of a default;

•	the holders of at least 25% in principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

•	the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of outstanding notes; and

•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

To the extent any holder or holders request the trustee to take any action, the holder or holders are required to offer to the trustee indemnity or security reasonably satisfactory to it against any costs, liability or expense of the trustee. The indenture will require us (i) every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any default, and (ii) to deliver to the trustee prompt notice of any default.

A default in the payment of the notes, or a default with respect to the notes that causes them to be accelerated, may give rise to a cross-default under our then-existing borrowing arrangements.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or any repurchase or redemption date, or upon conversion or otherwise, cash or shares of common stock (in respect of conversions) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Amendment and Modification

The consent of the holders of a majority in principal amount of the outstanding notes is required to modify or amend the indenture. However, a modification or amendment requires the consent of the holder of each outstanding note affected by such modification or amendment if it would:

•	reduce the principal amount of or change the stated maturity or payment date for interest (including contingent interest and additional amounts, if any) on any note;

•	reduce or alter the manner of calculating the interest rate or extend the time for payment of interest, including contingent interest or additional amounts, if any, on any note;

•

reduce any amount payable upon redemption or repurchase of any note (including upon the occurrence of a fundamental change) or change the time at which or circumstances under which the notes may or shall be redeemed or repurchased;

•	impair the right of a holder to institute suit for payment on any note;

•	change the currency of payment of the notes or interest, including contingent interest or any additional amounts, on any note;

•

adversely affect the repurchase option of a holder or the right of a holder to convert any note or reduce the number of common shares or any other property receivable upon conversion except as otherwise permitted by the indenture;

•	modify the redemption provisions in the indenture in a manner adverse to the holders of the notes;

•	change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture;

•	subject to specified exceptions, amend or modify certain of the provisions of the indenture relating to amendment or modification or waiver of provisions of the indenture; or

•	reduce the percentage of notes required for consent to any amendment or modification of the indenture.

We and the trustee may modify certain provisions of the indenture without the consent of the holders of the notes, including to:

•	add guarantees with respect to the notes or secure the notes;

•	evidence the assumption of our obligations by a successor person under the provisions of the indenture relating to consolidations, mergers and sales of assets;

•	surrender any of our rights or powers under the indenture (including our right to elect to pay cash upon conversion in lieu of common stock and our right to make a net share settlement election);

•	add covenants or events of default for the benefit of the holders of notes;

•	cure any ambiguity or correct or supplement any defect or inconsistency in the indenture, so long as such action will not adversely affect the interests of holders;

•	modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

•	establish the forms of the notes;

•	evidence the acceptance of appointment by a successor trustee;

•

provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

•	conform, as necessary, the indenture and the form or terms of the notes, to this “Description of Notes”;

•	provide for conversion rights of holders of notes if any reclassification or change of our common stock or any merger, consolidation or sale of all or substantially all of our assets occurs; and

•	change the conversion rate in accordance with the indenture.

Calculations in Respect of Notes

We will be responsible for making all calculations called for under the notes, unless otherwise set forth above. These calculations include, but are not limited to, determinations of the market prices of our common stock, the amount of accrued interest (including contingent interest and additional amounts, if any) payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on the holders of notes. Upon request from the trustee or the conversion agent, we will provide a schedule of our calculations to such party, and each such party is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Trustee, Paying Agent and Conversion Agent

We have appointed Wells Fargo Bank, N.A. as the initial trustee under the indenture and as initial paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

Notices

Except as otherwise provided in this “Description of Notes” or the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the notes register; provided that notices given to holders holding notes in book-entry form may be given through the facilities of DTC or any successor depository.

No Stockholder Rights for Holders of Notes

Holders of notes, as such, will not have any rights as stockholders of the company (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock).

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or partner of the company, as such, will have any liability for any obligations of the company under the notes, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, premium, if any, or accrued and unpaid interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish (in no event later than five days after we request repayment) in a newspaper of general circulation in the City of New York, or mail to each registered holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Reporting

The indenture provides that any documents or reports that we are required to file with the Securities and Exchange Commission, or SEC, pursuant to Section 13 or 15(d) of the Exchange Act will be provided to the trustee within 15 days after the same are required to be filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed provided to the trustee as of the time such documents are filed via EDGAR.

In addition, we agree that, if at any time we are not required to file with the SEC the reports described in the preceding paragraph, we will furnish to the holders or beneficial holders of the notes or the common stock issuable upon conversion of the notes and to securities analysts and prospective investors, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as these securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.

Governing Law

The notes and the indenture are governed by, and construed in accordance with, the laws of the State of New York.

Registration Rights

On July 16, 2007, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed for the benefit of the holders of the notes and the common stock issuable upon conversion of the notes that we will, at our cost:

•

use our commercially reasonable efforts to cause a shelf registration statement filed with the SEC covering resales of the notes and the shares of our common stock issuable upon conversion of the notes to become effective under the Securities Act no later than 210 days after the first date of original issuance of the notes; and

•	use commercially reasonable efforts to keep the shelf registration statement effective until the earlier of:

(1)	the date when the holders of notes and holders of the common stock issuable upon conversion of the notes are able to sell such notes and such shares immediately without restriction pursuant to Rule 144(k) under the Securities Act; and

(2)	the date when all of the notes and the common stock issuable upon conversion thereof have been sold either pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in force or the notes and the common stock issuable upon conversion of the notes cease to be outstanding.

We may suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any suspension period may not extend for a period of more than:

•	45 consecutive days; or

•	120 days in any 360-day period.

We need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of such a suspension. Each holder, by its acceptance of the notes, agrees to hold any communication by us in response to a notice of a proposed sale in confidence.

Each of the following is a registration default:

•

the registration statement has not become effective before or on the 210th day following the first date of original issuance of any of the notes, which is referred to as the “effectiveness target date”; or

•

we do not, through our omission, name a holder as a selling securityholder in the prospectus through a prospectus supplement or file a post-effective amendment within the required time period as described below; or

•	any post-effective amendment required to be filed as described below has not become effective before the 45th day following the date such post-effective amendment is required to be filed; or

•

at any time after the effectiveness of the shelf registration statement, the registration statement ceases to be effective or is not usable in accordance with and during the periods specified in the registration rights agreement and (1) we do not cure the registration statement within 10 business days by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange Act (other than in the case of a suspension period described in the second preceding paragraph), (2) if applicable, we do not terminate the suspension period described in the second preceding paragraph by the 45th consecutive day or (3) a suspension period, when aggregated with other suspension periods during the prior 360-day period, continues, unterminated, for more than 120 days.

If a registration default occurs, predetermined “additional amounts” will accrue on the notes from and including the day following the registration default to but excluding the earlier of (1) the day on which the registration default has been cured and (2) the date the registration statement is no longer required to be kept effective. The additional amounts will be paid to those entitled to interest payments on such dates semiannually in arrears on each January 15 and July 15 and will accrue at a rate per year equal to:

•	0.25% of the principal amount of a note to and including the 90th day following such registration default; and

•	0.50% of the principal amount of a note from and after the 91st day following such registration default.

In no event will additional amounts exceed 0.50% per year. If a holder converts some or all of its notes into common stock when there exists a registration default with respect to the common stock, the holder will not be entitled to receive additional amounts on such common stock. However, such holder will receive, on the settlement date for any notes submitted for conversion during a registration default, accrued and unpaid additional amounts to the conversion date relating to such settlement date. If a registration default with respect to the common stock occurs after a holder has converted its notes into common stock, such holder will not be entitled to any compensation with respect to such common stock. In addition, in no event will additional amounts be payable in connection with a registration default relating to a failure to register the common stock deliverable upon a conversion of the notes. For the avoidance of doubt, if we fail to register both the notes and the common stock deliverable upon conversion of the notes, the additional amounts will be payable in connection with the registration default relating to the failure to register the notes.

A holder who elects to sell securities pursuant to the shelf registration statement will be:

•	required to be named as a selling securityholder in the related prospectus;

•	required to deliver a prospectus to purchasers;

•	subject to the civil liability provisions under the Securities Act in connection with the holder’s sales; and

•	subject to and bound by the provisions of the registration rights agreement that are applicable to the holder, including indemnification rights and obligations.

Under the registration rights agreement we will:

•	pay all expenses of the shelf registration statement;

•	provide each holder named in the shelf registration statement with copies of the prospectus that is a part of the shelf registration statement;

•	notify each such holder when the shelf registration statement has become effective; and

•

take other reasonable actions as are required to permit unrestricted resales of the notes and common stock issued upon conversion of the notes in accordance with the terms and conditions of the registration rights agreement.

The plan of distribution contained in the shelf registration statement will permit resales of registrable securities by selling securityholders through brokers and dealers.

Upon receipt of a completed notice and questionnaire after the effectiveness of the shelf registration statement, together with any other information we may reasonably request from a securityholder, we will, as soon as reasonably practicable, file any amendments to the shelf registration statement or supplements to the related prospectus as are necessary to permit the holder to deliver a prospectus to purchasers of such notes or common stock, subject to our right to suspend the use of the prospectus. Notwithstanding the foregoing, we will not be required to file more than one post-effective amendment to the related prospectus during any calendar quarter. We will pay the predetermined additional amounts described above to the holder if we fail to make the filing in the time required, or if such filing is a post-effective amendment to the shelf registration statement required to become effective under the Securities Act, if such amendment does not become effective within 45 days after the date on which the amendment was required to be filed. If a holder does not timely complete and deliver a questionnaire or provide the other information we may request, that holder will not be named as a selling securityholder in the prospectus and will not be permitted to sell its securities pursuant to the shelf registration statement.

Form, Denomination, Exchange, Registration and Transfer

The notes are issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.

Holders may present notes for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which will initially be the Corporate Trust Office of the trustee.

Payment and Paying Agent

We will maintain an office or agent in the United States where we will pay the principal on the notes, and a holder may present the notes for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee.

Payments on the notes represented by the global note referred to below will be made to DTC, or its nominee, as the case may be, as the registered owner thereof, in immediately available funds.

Book-Entry Delivery and Settlement

We issued the notes in the form of one or more permanent global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities for its participating organizations that its participants (collectively, the “participants”) deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

•

Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies (collectively, the “indirect participants”) that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its participants are on file with the SEC.

•	Persons who are not participants may beneficially own securities held by or on behalf of DTC only through DTC’s participants or DTC’s indirect participants.

We are providing the following descriptions of the operations and procedures of DTC to the holders solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. None of us, the initial purchasers or the trustee takes any responsibility for these operations or procedures, and each holder is urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

Upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the initial purchasers with portions of the principal amounts of the global notes.

•

Ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

•

Payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments. Transfers between participants in DTC will be effected in accordance with DTC’s rules and will be settled in immediately available funds.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

As long as the notes are represented by one or more global notes, DTC’s nominee will be the holder of the notes and therefore will be the only entity that can exercise a right to repayment, repurchase or conversion of the notes. Notice by participants or indirect participants or by owners of beneficial interests in a global note held through such participants or indirect participants of the exercise of the option to require purchase or conversion of beneficial interests in notes represented by a global note must be transmitted to DTC in accordance with its procedures on a form required by DTC and provided to participants. In order to ensure that DTC’s nominee will timely exercise a right to purchase or conversion with respect to a particular note, the beneficial owner of such note must instruct the broker or the participant or indirect participant through which it holds an interest in such note to notify DTC of its desire to exercise a right to purchase or conversion. Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC. We will not be liable for any delay in delivery of notices of the exercise of the option to elect purchase or conversion.

Notes represented by a global note will be exchangeable for registered certificated securities with the same terms only if: (1) DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; (2) we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (3) an event of default under the indenture occurs and is continuing.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

SELLING SECURITYHOLDERS

We initially issued and sold a total of $220,000,000 aggregate principal amount of the notes in a private placement to certain initial purchasers on July 16, 2007. The initial purchasers have advised us that they resold the notes in transactions exempt from the registration requirements of the Securities Act to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A. The selling securityholders, which term includes their transferees, pledgees, donees and successors, may from time to time offer and sell pursuant to this prospectus supplement any and all of the notes and our common stock issuable upon conversion of the notes.

The notes and our common stock to be issued upon conversion of the notes are being registered pursuant to a registration rights agreement between us and the initial purchasers. In that agreement, we undertook to file a registration statement with regard to the notes and our common stock issuable upon conversion of the notes and, subject to certain exceptions, to keep that registration statement effective until the date there are no longer any registrable securities. See “Description of the Notes—Registration Rights.” The registration statement to which this prospectus supplement relates is intended to satisfy our obligations under that agreement.

Because a selling securityholder may sell all or a portion of the notes and our common stock issuable upon conversion of the notes pursuant to this prospectus supplement, an estimate cannot be given as to the number or percentage of notes and our common stock issuable upon conversion of the notes that the selling securityholder will hold upon termination of any sales. The information presented assumes that all of the selling securityholders will fully convert the notes for our common stock and that the selling securityholders will sell all our common stock that they received pursuant to such conversion.

Unless otherwise described below, to our knowledge, none of the selling securityholders nor any of their affiliates has held any position or office with, been employed by or otherwise had any material relationship with us or our affiliates during the three years prior to the date of this prospectus supplement. The following table is based solely on information provided by the selling securityholders and represents the most current information provided to us by the selling securityholders.

		Number of Shares of Common Stock
Name of Securityholder	Principal Amount of Notes Beneficially Owned and Offered Hereby ($)	Beneficially Owned Prior to the Offering (1)	Offered Hereby (2)	Owned Upon Completion of the Offering
Absolute Strategies Fund, Forum Funds Trust (5)	1,500,000	55,259	55,259	—
Akanthos Arbitrage Master Fund, L.P. (6)	15,000,000	825,192	552,592	272,600
Canadian Imperial Holdings Inc. (3) (7)	10,000,000	368,395	368,395	—
Canyon Capital Arbitrage Master Fund, Ltd. (3) (8)	8,225,000	303,004	303,004	—
Canyon Value Realization Fund, L.P. (3) (9)	3,410,000	125,622	125,622	—
Canyon Value Realization MAC 18, Ltd. (3) (8)	585,000	21,551	21,551	—
Citadel Equity Fund, Ltd. (3) (10) (11)	8,000,000	294,716	294,716	—
DBAG London (3) (12) (29)	16,060,000	591,642	591,642	—
Deutsche Bank Securities Inc. (4) (29)	2,500,000	92,098	92,098	—
Fore Convertible Master Fund Ltd. (13)	15,124,000	557,160	557,160	—
Fore ERISA Fund, Ltd. (13)	2,377,000	87,567	87,567	—
Fore Multi Strategy Master Fund, Ltd. (13)	1,661,000	61,190	61,190	—
Goldman Sachs & Co. Profit Sharing Master Trust (3) (14) (29)	181,750	27,386	6,695	20,691
HFR CA Select Master Trust Fund (15)	500,000	18,419	18,419	—
Highbridge Convertible Arbitrage Master Fund LP (16)	3,500,000	128,938	128,938	—
Highbridge International LLC (17)	23,000,000	847,308	847,308	—
ING Equity Income Fund (4) (18)	936,000	34,481	34,481	—
Institutional Benchmark Series (Master Feeder) Limited in Respect of Electra Series c/o Quattro Global Capital, LLC (19)	1,300,000	47,891	47,891	—
Lyxor/Canyon Capital Arbitrage Fund Ltd. (3) (8)	3,850,000	141,832	141,832	—
Man Mac I Ltd. (13)	2,839,000	104,587	104,587	—

		Number of Shares of Common Stock
Name of Securityholder	Principal Amount of Notes Beneficially Owned and Offered Hereby ($)	Beneficially Owned Prior to the Offering (1)	Offered Hereby (2)	Owned Upon Completion of the Offering
Mohican VCA Master Fund, Ltd. (20)	4,000,000	147,358	147,358	—
Och Ziff Capital Structure Arbitrage Master Fund (21)	10,000,000	368,395	368,395	—
Oppenheimer & Company Inc. (4)	4,500,000	165,777	165,777	—
Oz Special Funding (OZMD) LP (14)	15,318,250	564,316	564,316	—
Peoples Benefit Life Insurance Company Teamsters (22)	3,850,000	141,832	141,832	—
Putnam Convertible Income-Growth Trust (3) (23)	4,000,000	147,358	147,358	—
Quattro Fund Ltd. (24)	8,140,000	299,873	299,873	—
Quattro Multistrategy Masterfund LP (24)	660,000	24,314	24,314	—
Redbourn Partners Ltd. (22)	1,650,000	60,785	60,785	—
RHP Master Fund, Ltd. (25)	7,500,000	276,296	276,296	—
Silvercreek II Limited (26)	3,000,000	110,518	110,518	—
Silvercreek Limited Partnership (26)	5,800,000	213,669	213,669	—
The Canyon Value Realization Fund (Cayman), Ltd. (3) (8)	8,930,000	328,976	328,976	—
UIF Equity and Income Fund (4) (18)	616,000	22,693	22,693	—
US Allianz Equity Income Fund (4) (18)	239,000	8,804	8,804	—
Van Kampen Equity and Income Fund (4) (18)	18,209,000	670,810	670,810	—
Vicis Capital Master Fund (27)	13,000,000	478,913	478,913	—
Wells Fargo & Company (28)	1,500,000	55,259	55,259	—
Zazove Convertible Arbitrage Fund, L.P. (15)	3,400,000	125,254	125,254	—
Zazove Hedged Convertible Fund, L.P. (15)	2,300,000	84,730	84,730	—

(1)	Includes shares of common stock issuable upon conversion of the notes, assuming conversion of all of the holder’s notes into shares of common stock at the initial conversion rate of 36.8395 shares of common stock per $1,000 principal amount of notes and a cash payment in lieu of any fractional shares. This conversion price is subject to adjustment in certain events.
(2)	Consists of shares of common stock issuable upon conversion of the notes, assuming conversion of all of the holder’s notes into shares of common stock at the initial conversion rate of 36.8395 shares of common stock per $1,000 principal amount of notes and a cash payment in lieu of any fractional shares. This conversion price is subject to adjustment in certain events.
(3)	Selling securityholder is an affiliate of a broker-dealer.
(4)	Selling securityholder is a broker-dealer.
(5)	Eric Hage is the portfolio manager of Mohican Financial Management, which has voting and investment control over securities owned by the selling securityholder.
(6)	Michael Kao is managing member of Akanthos Capital Management, LLC, which is general partner of the selling securityholder.
(7)	Joseph Venn, Andrew Henry and Sybi Czeneszew have voting and investment control over the securities held by the selling securityholder. The selling securityholder is a wholly owned subsidiary of CIBC World Markets Corp., a registered broker-dealer.
(8)	Joshua S. Friedman, Mitchell R. Julis and K. Robert Turner are managing partners of Canyon Capital Advisors LLC, which is the investment advisor for and has the power to direct investments by the selling securityholder. The selling securityholder is under common ownership with Canyon Partners Inc., a registered broker-dealer.
(9)	Joshua S. Friedman, Mitchell R. Julis and K. Robert Turner are managing partners of Canyon Capital Advisors LLC. Canyon Value Realization Fund, L.P. is the general partner of Canpartners Investments III, L.P. Canpartners Investments III, L.P. is the general partner of the selling securityholder. The selling securityholder is under common ownership with Canyon Partners Inc., a registered broker-dealer.

(10)	Citadel Limited Partnership (“CLP”) is the trading manager of Citadel Equity Fund Ltd. (“CEF”) and consequently has investment discretion over securities held by CEF. Citadel Investment Group, L.L.C. (“CIG”) controls CLP. Kenneth C. Griffin controls CIG and therefore has ultimate investment discretion over securities held by CEF. CLP, CIG and Mr. Griffin each disclaim beneficial ownership of the shares held by CEF.
(11)	Certain broker-dealers are under common control with CEF and one broker-dealer is directly owned by CEF. The broker dealers are: Aragon Investments Ltd., Palofax Trading LLC, Citadel Trading Group, LLC, and Citadel Derivatives Group, LLC.
(12)	The selling securityholder is a subsidiary of Deutsche Bank Securities Inc., a publicly-held entity and a registered broker-dealer.
(13)	Matthew Li has the power to direct the voting or disposition of the securities held by the selling securityholder.
(14)	Daniel S. Och as senior managing member of OZ Management, LP, the investment manager to the selling securityholder, may be deemed to have voting/investment control of the registrable securities held by the selling securityholder. Goldman Sachs & Co., a registered broker-dealer, is parent company to the selling securityholder.
(15)	Gene Pretti exercises voting power and investment control over securities owned by the selling securityholder.
(16)	Highbridge Capital Management, LLC is the trading manager of Highbridge Convertible Arbitrage Master Fund, L.P. and has voting control and investment discretion over the securities held by Highbridge Convertible Arbitrage Master Fund, L.P. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and having voting control and investment discretion over securities held by Highbridge Convertible Master Fund, L.P. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge Convertible Arbitrage Master Fund, L.P.
(17)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.
(18)	Van Kampen Asset Management, as the selling securityholder’s investment advisor, has discretionary authority over the selling securityholder’s portfolio.
(19)	Gary Crowder has the power to direct the voting or disposition of the securities held by the selling securityholder.
(20)	Eric Hage and Daniel Hage have the power to direct the voting or disposition of the securities held by the selling securityholder.
(21)	Daniel S. Och as CEO of OZ Management, LP, the investment manager to the selling securityholder, may be deemed to have voting/investment control of the registrable securities held by the selling securityholder.
(22)	Alex Lach has the power to direct the voting or disposition of the securities held by the selling securityholder.
(23)	The selling securityholder is managed by Putnam Investment Management, LLC, which is under common ownership with Putnam Retail Management, LP, a registered broker-dealer.
(24)	Andrew Kaplan, Brian Swain and Louis Napoli have the power to direct the voting or disposition of the securities held by the selling securityholder.
(25)	RHP Master Fund, Ltd. is a party to an investment management agreement with Rock Hill Investment Management, L.P., a limited partnership of which the general partner is RHP General Partner, LLC. Pursuant to such agreement, Rock Hill Investment Management directs the voting and disposition of the shares owned by RHP Master Fund. Messrs. Wayne Bloch and Peter Lockhart own all of the interests in RHP General Partner. The aforementioned entities and individuals disclaim beneficial ownership of the Company’s securities owned by RHP Master Fund.
(26)	Louise Morwick, Bryn Joynt and Chris Witkowski have the power to direct the voting or disposition of the securities held by the selling securityholder.
(27)	Vicis Capital LLC is the investment manager. Shad Stastney, John Succo and Sky Lucas control Vicis Capital LLC equally but disclaim individual ownership of the securities.
(28)	An affiliate of Wells Fargo & Company is the trustee under the indenture governing the notes.
(29)	Deutsche Bank Securities Inc. and Goldman, Sachs & Co. have performed and may in the future perform investment banking and advisory services for us from time to time, for which they have received or will receive customary fees and expenses. In particular, affiliates of each of Deutsche Bank Securities Inc. and Goldman, Sachs & Co. are lenders under our senior secured credit facility.

To the extent that any of the selling securityholders identified above are broker-dealers, they may be deemed to be, under interpretations of the Staff of the SEC, “underwriters” within the meaning of the Securities Act. With respect to selling securityholders that are affiliates of broker-dealers, they have represented to us that such entities acquired their notes in the ordinary course of business and at the time of the purchase of their notes such selling securityholders had no agreements or understandings, directly or indirectly, with any person to distribute those notes.

To the extent that we become aware that such entities did not acquire their notes in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus supplement is a part to designate such affiliate as an “underwriter” within the meaning of the Securities Act.

Information concerning other selling securityholders will be set forth in prospectus supplements or post-effective amendments from time to time, if and as required. Information concerning the securityholders may change from time to time and any changed information will be set forth in post-effective amendments or prospectus supplements if and when necessary. None of the selling securityholders listed above will own 1% or more of our outstanding common stock after this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and our common stock into which the notes are convertible but is not a complete analysis of all the potential tax considerations relating thereto.

The information in this summary is based on:

•	the Internal Revenue Code of 1986, as amended, or the Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the Internal Revenue Service, or the IRS; and

•	court decisions;

in each case, as of the date of this prospectus supplement. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary is limited to holders who hold the notes and the common stock into which such notes are convertible as “capital assets” within the meaning of Code section 1221 (generally, property held for investment). This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, any federal estate or gift tax rules or any federal law other than U.S. federal income tax law. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	regulated investment companies or real estate investment trusts;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	foreign persons or entities, except to the extent specifically set forth below;

•	persons who are, or who hold the notes or common stock through, S-corporations, partnerships or other pass-through entities;

•	certain former citizens or long-term residents of the U.S.;

•	U.S. holders, as defined below, whose functional currency is not the U.S. dollar;

•	a “controlled foreign corporation,” “passive foreign investment company” or a corporation that accumulates earnings to avoid U.S. federal income tax;

•	a person who owns, or is deemed to own, more than 5% of our outstanding common stock (except to the extent specifically set forth below);

•	a person who is a U.S. expatriate;

•	persons who hold the notes or common stock as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction; or

•	persons deemed to sell the notes or common stock under the constructive sale provisions of the Code.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of the notes and common stock arising under the federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Classification of the Notes

As stated below, we assume that the notes will be treated for U.S. federal income tax purposes as indebtedness that is subject to the special Treasury Regulations governing contingent payment debt instruments, which we refer to as the Contingent Debt Regulations. Under the indenture governing the notes, we agree, and by acceptance of a beneficial interest in a note, each holder of a note will be deemed to have agreed, for U.S. federal income tax purposes, to treat the notes as indebtedness that is subject to the Contingent Debt Regulations in the manner described below. In addition, under the indenture, we and each holder agree, in the absence of an administrative determination or judicial ruling to the contrary, to be bound by our application of the Contingent Debt Regulations to the notes, including our determination of the projected payment schedule described below, and the rate at which interest will be deemed to accrue on the notes for U.S. federal income tax purposes.

The IRS has issued both Revenue Ruling 2002-31 and Notice 2002-36 addressing the U.S. federal income tax classification and treatment of instruments similar, although not identical, to the notes, and concluded that the instruments addressed in that published guidance were subject to the Contingent Debt Regulations. In addition, the IRS has also clarified various aspects of the potential applicability of certain other provisions of the Code to the instruments addressed in that published guidance. However, the applicability of Revenue Ruling 2002-31 to any particular instruments, such as the notes, is uncertain. Further, the application of the Contingent Debt Regulations to instruments such as the notes is uncertain in several respects, and no rulings have been sought from the IRS or a court with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the notes. Accordingly, all prospective purchasers of the notes are advised to consult their tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the notes and the common stock.

The remainder of this discussion assumes that the notes will be treated as indebtedness subject to the Contingent Debt Regulations as described below.

Consequences to U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the notes or the common stock. Certain consequences to non-U.S. holders of the notes or common stock are described under “—Consequences to Non-U.S. Holders” below. “U.S. holder” means a beneficial owner of our notes or our common stock that is:

•	an individual citizen or resident of the United States;

•

a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a United States court and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Accrual of Interest

Under the Contingent Debt Regulations, actual cash payments on the notes, including payments of contingent interest, if any, will not be reported separately as taxable income, but will be taken into account under different rules. As discussed more fully below, the effect of these Contingent Debt Regulations will be to:

•	require you, regardless of your usual method of tax accounting, to use the accrual method of accounting to account for interest with respect to the notes;

•	require you to accrue interest at the comparable yield described below, which will be substantially in excess of interest payments actually received by you; and

•

generally result in ordinary rather than capital treatment of any gain or loss, to the extent such loss does not exceed your prior inclusions of interest on the notes, on the sale, exchange, conversion, repurchase or redemption of the notes.

You will be required to accrue, for U.S. federal income tax purposes, an amount of ordinary interest income for each accrual period prior to and including the maturity date of the notes that equals:

•

the product of (i) the adjusted issue price, as defined below, of the notes as of the beginning of the accrual period; and (ii) the comparable yield, as defined below, of the notes, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that you held the notes.

The issue price of a note will be the first price at which a substantial amount of the notes are sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a note is its issue price increased by any interest previously accrued, determined without regard to any adjustments to interest accruals, as described below, and decreased by the amounts of any projected payments that have been previously scheduled to be made with respect to the notes.

Under the Contingent Debt Regulations, you will be required to include interest in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the notes. In accordance with the method prescribed by the Contingent Debt Regulations, we have determined the comparable yield of the notes based on the rate, as of the initial issue date, at which we would issue a fixed-rate, nonconvertible debt instrument with no contingent payments but with terms and conditions similar to the notes. Accordingly, we have determined that the comparable yield is an annual rate of 9.40%, compounded semi-annually. If the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially different from the comparable yield provided by us. Moreover, in such event, the projected payment schedule could differ materially from the projected payment schedule provided by us, as described below.

We are required to furnish to you the comparable yield and, solely for tax purposes, a projected payment schedule that includes the actual interest payments, if any, on the notes and estimates of the amount and timing of contingent interest payments and payment upon maturity on the notes taking into account the fair market value of the common stock that might be paid upon a conversion of the notes. You may obtain the projected payment schedule by submitting a written request for such schedule to us at: Live Nation, Inc., Chief Financial Officer, 9348 Civic Center Drive, Beverly Hills, California, 90210. By purchasing the notes, you agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule. For U.S. federal income tax purposes, you generally must use the comparable yield and the schedule of projected payments in determining your interest accruals, and the adjustments thereto described below, in respect of the notes.

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of your interest accruals and adjustments thereof in respect of the notes for U.S. federal income tax purposes and do not constitute a projection or representation regarding the actual amount of the payments on a note. Because income accrued on the notes will constitute interest for U.S. federal income tax purposes, corporate holders of the notes will not be entitled to the dividends received deduction with respect to that income.

Adjustments to Interest Accruals on the Notes

If the actual contingent payments made on the notes differ from the projected contingent payments, adjustments will be required for tax purposes. If, during any taxable year, you receive actual payments with respect to the notes for that taxable year that in the aggregate exceed the total amount of projected payments for the taxable year, you will incur a positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as a receipt by you of additional interest income in such taxable year. For these purposes, the payments in a taxable year will also include the fair market value of property received in that year, including the fair market value of our common stock received upon a conversion. If you receive in a taxable year actual payments with respect to the notes for that taxable year that in the aggregate are less than the amount of projected payments for that taxable year, you will incur a negative adjustment equal to the amount of such deficit. Negative adjustments will be treated as follows:

•	first, they will reduce the amount of interest that you would otherwise be required to accrue with respect to the notes in the taxable year;

•

second, any negative adjustments that exceed the amount of interest required to be accrued in the current year will be treated as ordinary loss to the extent of your total prior interest inclusions with respect to the notes, reduced to the extent such prior interest accrued with respect to the notes was offset by prior negative adjustments; and

•

third, any excess negative adjustments (i) will be treated as a regular negative adjustment in the succeeding taxable year, or, (ii) if not used by the time the notes are disposed of, will reduce the amount realized on the sale, exchange, conversion or retirement of the notes.

A U.S. holder that purchases a note for an amount other than its “adjusted issue price” (as defined above under “—Accrual of Interest”) must, upon acquiring the note, reasonably allocate the difference between such U.S. holder’s tax basis and the adjusted issue price to daily portions of interest or projected payments over the remaining term of the notes. If a U.S. holder’s basis is greater than the adjusted issue price, the amount of the difference allocated to a daily portion of interest or to a projected payment is treated as a negative adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, such U.S. holder’s adjusted basis in the debt instrument is reduced by the amount such U.S. holder treats as a negative adjustment. If a U.S. holder’s basis is less than the adjusted issue price, the amount of the difference allocated to a daily portion of interest or to a projected payment is treated as a positive adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, such U.S. holder’s adjusted basis in the debt instrument is increased by the amount such U.S. holder treats as a positive adjustment. U.S. holders should consult their tax advisors regarding these allocations and adjustments.

Sale, Exchange, Conversion, Redemption or Repurchase of the Notes

Upon the sale, exchange, conversion, redemption or repurchase of a note, you will recognize gain or loss equal to the difference between the amount you receive (including the amount of cash and the fair market value of our common stock received, if any) and your adjusted tax basis in the note. As a U.S. holder of a note, you agree, that under the Contingent Debt Regulations, the amount you receive will include the fair market value of our common stock that you receive on the conversion as a contingent payment. As a result, any gain you recognize generally will be treated as ordinary interest income.

Any loss you recognize will be treated as ordinary loss to the extent of your prior net interest inclusions with respect to the notes. Any loss in excess of that amount will be treated as capital loss, which will be long-term capital loss if you held the notes for more than one year. The deductibility of capital losses is subject to limitations.

Special rules apply in determining the tax basis of a note. Your basis in a note will generally equal your original purchase price for the notes, increased by interest you previously accrued on the notes, before taking into account any adjustments, and reduced by the amount of any projected payments that have been previously scheduled to be made, regardless of whether such payments were actually made and regardless of whether such payments were the same amount as the amount originally projected, on the notes.

Your tax basis in common stock received upon conversion of a note will equal the then current fair market value of that common stock. Your holding period for the common stock received will commence on the day after the date of conversion.

As there is uncertainty as to the application of the Contingent Debt Regulations, you should contact your tax advisors regarding the tax treatment of the conversion of notes into our common stock.

Constructive Dividends

We may adjust the conversion rate on the notes under certain circumstances. See “Description of Notes—Conversion Rights—Conversion Rate Adjustments”, “—Make Whole Amount and Adjustments for Conversion After a Public Acquirer Change of Control” and “—Conversion After Public Acquirer Change of Control.” U.S. holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of stock if the conversion price of such instruments is adjusted. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that prevents the dilution of the interest of the holders of the debt instruments, however, will generally not be deemed to result in a constructive distribution of stock. Certain of the possible adjustments provided in the notes, including, without limitation, adjustments in respect of taxable dividends to our stockholders, may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you will be deemed to have received constructive distributions includible in your income in the manner described under “—Dividends” below, even though you have not received any cash or property as a result of such adjustments and do not actually own our common stock. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to you.

Dividends

Distributions, if any, made on our common stock held by you in connection with the conversion of the notes generally will be included in your income as ordinary dividend income to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. With respect to non-corporate taxpayers for taxable years beginning before January 1, 2011, such dividends are generally taxed at the lower applicable capital gains rate provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Exchange or Redemption of Common Stock

Upon the sale, taxable exchange or redemption of our common stock held by you in connection with the conversion of the notes, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale, exchange or redemption and (ii) your adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period in the common stock is more than one year at the time of the sale, exchange or redemption. Your adjusted tax basis and holding period in common stock received in connection with the conversion of notes are determined as discussed above under “—Sale, Exchange, Conversion, Redemption or Repurchase of the Notes.” Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Backup withholding at the applicable statutory rate may apply when U.S. holders receive interest payments on a note, dividends on our common stock, or proceeds from the sale, conversion or other disposition of a note or common stock. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to any U.S. holder that provides a social security or other taxpayer identification number in the prescribed manner unless:

•	the IRS notifies us or our paying agent that the taxpayer identification number provided is incorrect;

•	the U.S. holder fails to report interest and dividend payments received on the holder’s tax return and the IRS notifies us or our paying agent that backup withholding is required; or

•	the U.S. holder fails to certify under penalty of perjury that backup withholding does not apply to the holder.

A U.S. holder of notes or our common stock who does not provide us or our paying agent with the holder’s correct taxpayer identification number may be subject to penalties imposed by the IRS. If backup withholding does apply to any U.S. holder, that holder may request a refund of the amounts withheld or use the amounts withheld as a credit against such holder’s U.S. federal income tax liability as long as the U.S. holder provides the required information to the IRS. U.S. holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.

We will be required annually to furnish the IRS and U.S. holders of our common stock information relating to the amount of dividends paid on our common stock during each calendar year, if any, and the amount of any tax withheld. We will be required annually to furnish the IRS and holders of notes information relating to the amount of interest paid on the notes, and that information reporting may also apply to payments of proceeds from the sale or exchange of the notes to those holders. Some U.S. holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Consequences to Non-U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes. For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our notes that is not a U.S. holder.

Payments with Respect to the Notes

Subject to the discussion below under “—Constructive Dividends,” if you are a non-U.S. holder, all payments made to you on the notes, and the amount of any cash and the fair market value of shares delivered to you by us upon the conversion, redemption or repurchase of the notes, will be exempt from the 30% U.S. federal withholding tax, provided that:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a “controlled foreign corporation” with respect to which we are, directly or indirectly, a “related person”;

•	you are not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•

to the extent the payments reflect “contingent interest” as described in Section 871(h)(4)(A)(i) of the Code, the notes and our common stock are actively traded within the meaning of Section 871(h)(4)(C)(v)(I) of the Code and we are not a “United States real property holding corporation” under Section 897 of the Code, or a “USRPHC,” as discussed below under “—Sale, Exchange or Other Disposition of Notes or Common Stock” (We believe we are not and have not been a USRHC, nor do we anticipate becoming a USRPHC in the future.); and

•

you provide your name and address, and certify, under penalties of perjury, that you are not a United States person, which certification may be made on an IRS Form W-8BEN or successor form, or that you hold your notes through certain intermediaries, and you and the intermediaries satisfy the certification requirements of applicable Treasury Regulations.

Prospective investors should consult their tax advisors regarding the certification requirements for non-U.S. holders.

If you cannot satisfy the requirements described above, you will be subject to the 30% U.S. federal withholding tax with respect to payments of interest, or payments treated as interest, on the notes, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable U.S. income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business.

If you are engaged in a trade or business in the United States and interest on a note is effectively connected with your conduct of that trade or business, and, if an income tax treaty applies, you maintain a “permanent establishment” in the United States to which the interest is attributable, you generally will be subject to U.S. federal income tax on that interest in the same manner as if you were a United States person as defined under the Code, although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower rate as may be prescribed under an applicable U.S. income tax treaty, of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest will be included in your earnings and profits.

Sale, Exchange or Other Disposition of Notes or Common Stock

Any gain that a non-U.S. holder realizes upon the sale, exchange or other disposition of a note generally will be treated as interest income under the rules described above under “Consequences to U.S. Holders” and would generally be taxable as described above under “—Payments with Respect to the Notes.”

Any gain that a non-U.S. holder realizes upon the sale, exchange, conversion or other disposition of a share of our common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States and, if an income tax treaty applies, you maintain a “permanent establishment” in the United States to which the gain is attributable;

•	you are an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition and certain conditions are met; or

•

in the case of common stock, we are or have been a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that you held our common stock.

If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax on the net gain derived from the sale. If you are a corporation, then any such effectively connected gain received by you may also, under certain circumstances, be subject to the branch profits tax at a 30% rate, or such lower rate as may be prescribed under an applicable U.S. income tax treaty. If you are an individual described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States. Such holders are urged to consult their tax advisors regarding the tax consequences of the acquisition, ownership and disposition of the notes or the common stock.

With respect to the third bullet point above, the determination of whether we are a USRPHC depends on the fair market value of our “U.S. real property interests,” within the meaning of Code Section 897, relative to the fair market value of our other business assets. We believe we are not and have not been a USRPHC, nor do we anticipate becoming a USRPHC in the future. However, there is no assurance that our determination is correct or that we will not become a USRPHC in the future as a result of a change in our assets or operations. Even if we are or later become a USRPHC, as long as our common stock is “regularly traded on an established securities market” within the meaning of Section 897(c)(3) of the Code, such common stock will be treated as a U.S. real property interest only if (i) you owned directly or indirectly more than 5% of such regularly traded common stock at any time during the shorter of the five-year period ending on the date of disposition or the period that you held our common stock, or the applicable period, or (ii), on the date you acquired an interest in the notes, such notes had a fair market value greater than the fair market value on that date of 5% of our common stock. We believe that our common stock will be “regularly traded on an established securities market.” If we are or become a USRPHC, and a non-U.S. holder owned directly or indirectly more than 5% of our common stock at any time during the applicable period, a non-U.S. holder acquired an interest in the notes when such notes had a fair market value greater than the fair market value on that date of 5% of our common stock, or our common stock were not considered to be “regularly traded on an established securities market,” then any gain recognized by a non-U.S. holder on the sale or other disposition of a note or our common stock would be treated as effectively connected with a U.S. trade or business (except for purposes of the branch profits tax) and would be subject to U.S. federal income tax at regular graduated U.S. federal income tax rates in much the same manner as if the non-U.S. holder was a United States person. In such case, we would withhold 10% of any amounts payable on redemption, repurchase or conversion by us of a note (including any exchange of a note for cash and any of our common stock), and any other sale or disposition of a note or our common stock may be subject to U.S. federal income tax withholding.

You are urged to consult your tax advisor as to whether the sale, redemption, repurchase or conversion of a note, or any disposition of common stock, is exempt from U.S. federal income tax under the Federal Investment in Real Property Tax Act, or FIRPTA. If a sale, redemption, repurchase or conversion of a note or a disposition of common stock is exempt from U.S. federal income tax under FIRPTA, any amounts withheld from payments to a non-U.S. holder may be refunded or credited against such holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.

Dividends

In general, dividends, if any, received by a non-U.S. holder with respect to our common stock will be subject to withholding of U.S. federal income tax at a 30% rate, unless such rate is reduced by an applicable U.S. income tax treaty. Dividends that are effectively connected with your conduct of a trade or business in the U.S. or, where a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. As discussed above under “—Payments with Respect to the Notes,” certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable U.S. income tax treaty.

As discussed above under “—Payment with Respect to the Notes,” a non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Constructive Dividends

Under certain circumstances, a non-U.S. holder may be deemed to have received a constructive dividend. See “Consequences to U.S. Holders—Constructive Dividends” above. Any constructive dividend deemed paid to a non-U.S. holder will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. It is possible that U.S. federal tax on the constructive dividend would be withheld from interest paid to the non-U.S. holder of the notes or from our common stock upon a conversion of notes. A non-U.S. holder who is subject to withholding tax under such circumstances should consult its own tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.

Backup Withholding and Information Reporting

No backup withholding or information reporting will generally be required with respect to interest paid to non-U.S. holders of notes and dividends paid to a non-U.S. holder of our common stock if the beneficial owner of the note or common stock provides the certification described above in “—Payments With Respect to the Notes” or is an exempt recipient and, in each case, we do not have actual knowledge that the beneficial owner is a U.S. person.

Information reporting requirements and backup withholding tax generally will not apply to any payments of the proceeds of the sale of a note or common stock effected outside the United States by a foreign office or a foreign broker (as defined in applicable Treasury Regulations). However, unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption, information reporting but not backup withholding will apply to any payment of the proceeds of the sale of a note effected outside the United States by such a broker if it:

•	is a U.S. person, as defined in the Code;

•	derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; or

•	is a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by U.S. persons or is engaged in the conduct of a U.S. trade or business.

Payment of the proceeds of any sale by a non-U.S. holder of a note or common stock effected by the U.S. office of a broker will be subject to information reporting and backup withholding requirements, unless the holder or beneficial owner of the note or common stock provides the certification described above in “—Payments With Respect to the Notes” or otherwise establishes an exemption from back up withholding.

Non-U.S. holders of notes or common stock should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situation, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payments to a non-U.S. holder under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder’s federal income tax liability, provided that the required information is timely furnished to the IRS.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, Los Angeles, California.

PROSPECTUS

Common Stock

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. This means:

•	we and selling securityholders may offer and sell common stock and the associated Series A junior participating preferred stock purchase rights from time to time;

•	a prospectus supplement will be provided in connection with each offer and sale of securities; and

•	the applicable prospectus supplement will provide specific information about the terms of the securities offered under it and also may add, update or change information contained in this prospectus.

You should carefully read this prospectus and any applicable prospectus supplement carefully before you invest.

The securities offered by this prospectus may be offered directly, through agents designated from time to time by us or selling securityholders or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of the securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we and selling securityholders may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. In connection with each sale, a prospectus supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered will be filed with the SEC. Each prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the documents we have incorporated by reference in this prospectus described under the heading “Incorporation of Certain Documents by Reference” and the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement and any free writing prospectus prepared by or on behalf of us is accurate only as of the date of their respective covers. Our business, financial condition, results of operations and prospects may have subsequently changed.

References in this prospectus to “Live Nation,” “we,” “our” or “us” refer to Live Nation, Inc. together with its consolidated subsidiaries.

THE COMPANY

Live Nation is the future of the music business. With the most live concerts, music venues and festivals in the world and the most comprehensive concert search engine on the web, Live Nation is revolutionizing the music industry: onstage and online.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference herein, including the matters discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Forward-looking statements include, but are not limited to, statements about our financial position, business strategy, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition, the effects of future legislation or regulations and our plans and objectives of future operations. We have based our forward-looking statements on our beliefs and assumptions based on information available to us at the time the statements are made. Use of the words “may,” “should,” “continue,” “plan,” “potential,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “could,” “target,” “project,” “seek,” “predict” or variations of such words and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those set forth herein or in our annual, quarterly and other reports we file with the SEC (collectively, “cautionary statements”). Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We do not intend to update these forward-looking statements, except as required by applicable law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

PRICE RANGE OF COMMON STOCK

Our common stock has been traded on The New York Stock Exchange under the symbol “LYV” since our spin-off from Clear Channel Communications, Inc., or Clear Channel, on December 21, 2005. The table below sets forth, for the periods indicated, the range of high and low sale prices for our common stock.

	Common Stock Price
	Low	High
Year ended December 31, 2005:
Fourth quarter (from December 21, 2005 to December 31, 2005)	$10.55	$14.00
Year ended December 31, 2006:
First quarter	12.77	19.99
Second quarter	18.87	24.90
Third quarter	18.17	22.66
Fourth quarter	19.60	24.66
Year ended December 31, 2007:
First quarter	21.07	25.63
Second quarter	18.75	24.09
Third quarter	16.85	23.27
Fourth quarter	12.50	24.03
Year ending December 31, 2008:
First quarter (through January 28, 2008)	9.26	15.04

On January 28, 2008, the last reported sale price for our common stock as reported on The New York Stock Exchange was $10.25 per share.

As of December 31, 2007, there were 3,528 holders of record of our common stock.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. We will not receive any proceeds from the sale of securities by selling securityholders.

PLAN OF DISTRIBUTION

We and selling securityholders may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We and selling securityholders may sell the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in underwritten public offerings;

•	in privately negotiated transactions;

•

through put or call option transactions (whether such options are listed on an options exchange or otherwise), in hedge transactions, and in settlement of other transactions in standardized or over-the-counter options;

•	in connection with the loan or pledge of shares to a broker-dealer, and the sale of the shares so loaned or the sale of the shares so pledged upon a default;

•	through the settlement of short sales;

•	through a combination of any such methods of sale; and

•	through any other method permitted pursuant to applicable law.

We and selling securityholders may solicit directly offers to purchase the securities being offered by this prospectus. We and selling securityholders may also designate agents to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be named in a prospectus supplement.

If we or selling securityholders utilize a dealer in the sale of the securities being offered by this prospectus, we or selling securityholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we or selling securityholders utilize an underwriter in the sale of the securities being offered by this prospectus, we or selling securityholders will execute an underwriting agreement with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or selling securityholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

The applicable prospectus supplement will provide any compensation we or selling securityholders pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions. We and selling securityholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so specified in the applicable prospectus supplement, we or selling securityholders will authorize underwriters, dealers and agents to solicit offers by institutions to purchase the securities under contracts providing for payment and delivery on future dates. The institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The purchasers’ obligations under the contracts will not be subject to any conditions except that:

•	the purchase of the securities may not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•	if the securities are also being sold to underwriters, we or selling securityholders will have sold to the underwriters the securities not sold for delayed delivery.

The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We and selling securityholders will provide in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we or selling securityholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us or selling securityholders, or perform services for us or selling securityholders, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

Below we have provided a summary description of our capital stock. This description is not complete. You should read the full text of our amended and restated certificate of incorporation and amended and restated bylaws, which we have filed with the SEC, as well as the provisions of applicable Delaware law.

General

Our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of December 31, 2007, there were 74,893,005 shares of our common stock outstanding, none of which were treasury shares, and no shares of preferred stock outstanding. We may issue additional shares of common stock from time to time in acquisitions and other transactions.

Common Stock

Each share of our common stock entitles its holder to one vote on all matters on which holders are permitted to vote. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for that purpose. Upon liquidation, subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock will be entitled to a pro rata share in any distribution to stockholders. The holders of our common stock are not entitled to any preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue our preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control of our company without further action by our stockholders.

As of December 31, 2007, no shares of our preferred stock were outstanding. We have no present plans to issue any shares of our preferred stock. 20,000,000 shares of our Series A junior participating preferred stock are reserved for issuance upon exercise of our preferred share purchase rights. See “—The Rights Agreement.”

Provisions of Our Amended and Restated Certificate of Incorporation Relating to Related-Party Transactions and Corporate Opportunities

In order to address potential conflicts of interest between us and Clear Channel, our amended and restated certificate of incorporation contains provisions regulating and defining the conduct of our affairs as they may involve Clear Channel and its officers and directors and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with Clear Channel. In general, these provisions recognize that we and Clear Channel may engage in the same or similar business activities and lines of business, have an interest in the same areas of corporate opportunities and will continue to have contractual and business relations with each other, including officers and directors or both of Clear Channel serving as our officers or directors or both.

Our amended and restated certificate of incorporation provides that, subject to any written agreement to the contrary, Clear Channel will have no duty to refrain from engaging in the same or similar business activities or lines of business as us or doing business with any of our clients, customers or vendors or employing or otherwise engaging or soliciting any of our officers, directors or employees.

If one of our directors or officers who is also a director or officer of Clear Channel learns of a potential transaction or matter that may be a corporate opportunity for both us and Clear Channel, our amended and restated certificate of incorporation provides that we will have renounced our interest in the corporate opportunity unless that opportunity is expressly offered to that person in writing solely in his or her capacity as our director or officer.

If one of our directors or officers who also serves as a director or officer of Clear Channel learns of a potential transaction or matter that may be a corporate opportunity for both us and Clear Channel, our amended and restated certificate of incorporation provides that the director or officer will have no duty to communicate or present that corporate opportunity to us and will not be liable to us or our stockholders for breach of fiduciary duty by reason of Clear Channel’s actions with respect to that corporate opportunity.

Clear Channel’s radio business conducts concert events from time to time. In the event Clear Channel expands its operations in this area, it may compete with us.

For purposes of our amended and restated certificate of incorporation, “corporate opportunities” include, but are not limited to, business opportunities that we are financially able to undertake, that are, from their nature, in our line of business, are of practical advantage to us and are ones in which we would have an interest or a reasonable expectancy.

The corporate opportunity provisions in the restated certificate of incorporation will expire on the date that no person who is a director or officer of us is also a director or officer of Clear Channel.

Anti-takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer or merger;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Election and Removal of Directors

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes. The term of the first class of directors expired at our 2007 annual meeting of stockholders, the term of the second class of directors expires at our 2008 annual meeting of stockholders and the term of the third class of directors expires at our 2009 annual meeting of stockholders. At each of our annual meetings of stockholders, the successors of the class of directors whose term expires at that meeting of stockholders will be elected for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third-party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of our directors.

Our amended and restated certificate of incorporation requires that directors may only be removed for cause and only by the affirmative vote of not less than 80% of votes entitled to be cast by the outstanding capital stock in the election of our board of directors.

Size of Board and Vacancies

Our amended and restated certificate of incorporation provides that the number of directors on our board of directors will be fixed exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled solely by the vote of our remaining directors in office. Any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the vote of our remaining directors in office.

Stockholder Action by Written Consent; Calling of Special Meeting

Our amended and restated certificate of incorporation provides that except as otherwise provided by the resolution or resolutions adopted by our board of directors designating the rights, powers and preferences of any preferred stock, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting. Except as otherwise required by law or provided by the resolution or resolutions adopted by our board of directors designating the rights, powers and preferences of any preferred stock, special meetings of our stockholders may be called only by the chairman of our board of directors or our board of directors pursuant to a resolution approved by a majority of our entire board of directors and any other power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice of the special meeting shall be transacted at any special meeting.

Amendments to Our Amended and Restated Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the provisions of our amended and restated bylaws relating to the calling of meetings of stockholders, notice of meetings of stockholders, quorum and adjournment, conduct of business at meetings of stockholders, procedure for election of directors, stockholder action by written consent, advance notice of stockholder business or director nominations, the authorized number of directors, the classified board structure, the filling of director vacancies or the removal of directors and indemnification of directors and officers (and any provision relating to the amendment of any of these provisions) may only be amended by the vote of a majority of our entire board of directors or by the vote of at least 80% of the voting power of the outstanding capital stock entitled to vote generally in the election of our board of directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that any other provision of our amended and restated bylaws may only be amended by the vote of a majority of our entire board of directors or by the vote of holders of a majority of the voting power of the outstanding capital stock entitled to vote generally in the election of our board of directors.

Amendment of Certain Amended and Restated Certificate of Incorporation Provisions

Our amended and restated certificate of incorporation provides that the provisions of our amended and restated certificate of incorporation relating to corporate opportunities and conflicts of interest, board of directors, bylaws, limitations on liability and indemnification of directors and officers, stockholder action (and any provision relating to the amendment of any of these provisions) may only be amended by at least 80% of the voting power of the outstanding capital stock entitled to vote generally in the election of our board of directors. Our amended and restated certificate of incorporation provides that any other provision of our amended and restated certificate of incorporation may only be amended by the vote of a majority of the voting power of the outstanding capital stock entitled to vote generally in the election of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

In general, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give notice in writing to our secretary 90 to 120 days before the first anniversary of the preceding year’s annual meeting, and the business must be a proper matter for stockholder action. The stockholder’s notice must include for each proposed nominee and business, as applicable, (i) all required information under the Securities Exchange Act of 1934, as amended, (ii) the proposed nominee’s written consent to serve as a director if elected, (iii) a brief description of the proposed business, (iv) the reasons for conducting the business at the meeting, (v) the stockholder’s material interest in the business, (vi) the stockholder’s name and address and (vii) the class and number of our shares which the stockholder owns.

In general, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to our notice of meeting. At a special meeting of stockholders at which directors are to be elected pursuant to our notice of meeting, a stockholder who is a stockholder of record at the time of giving notice, who is entitled to vote at the meeting and who complies with the notice procedures, may nominate proposed nominees. In the event we call a special meeting of stockholders to elect one or more directors, a stockholder may nominate a person or persons if the stockholder’s notice is delivered to our secretary 90 to 120 days before the special meeting, or, if later, within 10 days of public announcement of the special meeting.

Only such persons who are nominated in accordance with the procedures set forth in our amended and restated bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in our amended and restated bylaws. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in our amended and restated bylaws and, if any proposed nomination or business is not in compliance with our amended and restated bylaws, to declare that such defective proposal or nomination shall be disregarded.

Delaware Anti-Takeover Law

Our amended and restated certificate of incorporation and the Delaware General Corporation Law (the “DGCL”) contain provisions that may delay or prevent an attempt by a third-party to acquire control of us. The requirements of Section 203 of the DGCL will be applicable to us. In general, Section 203 prohibits, for a period of three years, designated types of business combinations, including mergers, between us and any third-party that owns 15% or more of our common stock. This provision does not apply if:

•	our board of directors approves of the transaction before the third-party acquires 15% of our stock;

•	the third-party acquires at least 85% of our stock at the time its ownership goes past the 15% level; or

•	our board of directors and two-thirds of the shares of our common stock not held by the third-party vote in favor of the transaction.

In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. This may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.

No Cumulative Voting

Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

The authorization of our undesignated preferred stock makes it possible for our board of directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes of control of our management.

The Rights Agreement

Pursuant to our rights agreement, one Series A junior participating preferred stock purchase right is issued for each outstanding share of our common stock (a “right”). Each right issued is subject to the terms of our rights agreement.

Our rights agreement was adopted by our board of directors to protect our stockholders from coercive or otherwise unfair takeover tactics. In general terms, our rights agreement works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding common stock, and in the case of certain Schedule 13G filers, 20% or more of our outstanding common stock, without the approval of our board of directors.

We provide the following summary description below. Please note, however, that this description is only a summary, is not complete, and should be read together with our entire rights agreement, which has been publicly filed with the SEC.

The Rights

Our rights initially trade with, and are inseparable from, our common stock. Our rights are evidenced only by certificates that represent shares of our common stock. New rights will accompany any new shares of common stock we issue until the date on which the rights are distributed as described below.

Exercise Price

Each right will allow its holder to purchase from us one one-hundredth of a share of our Series A junior participating preferred stock for $80.00, once the rights become exercisable. Prior to exercise, our right does not give its holder any dividend, voting or liquidation rights.

Exercisability

Each right will not be exercisable until:

•

ten days after the public announcement that a person or group has become an “acquiring person” by obtaining beneficial ownership of 15% or more of our outstanding common stock or, in the case of certain Schedule 13G filers, 20% or more of our outstanding common stock, or, if earlier,

•

ten business days (or a later date determined by our board of directors before any person or group becomes an acquiring person) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

Until the date our rights become exercisable, our common stock certificates also evidence our rights, and any transfer of shares of our common stock constitutes a transfer of our rights. After that date, our rights will separate from our common stock and be evidenced by book-entry credits or by rights certificates that we will mail to all eligible holders of our common stock. Any of our rights held by an acquiring person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person

•

Flip In. If a person or group becomes an acquiring person, all holders of our rights except the acquiring person may, for the then applicable exercise price, purchase shares of our common stock with a market value of twice the then applicable exercise price, based on the market price of our common stock prior to such acquisition.

•

Flip Over. If we are later acquired in a merger or similar transaction after the date our rights become exercisable, all holders of our rights except the acquiring person may, for the then applicable exercise price, purchase shares of the acquiring corporation with a market value of twice the then applicable exercise price, based on the market price of the acquiring corporation’s stock prior to such merger.

Expiration

Our rights will expire on December 21, 2015.

Redemption

Our board of directors may redeem our rights for $0.01 per right at any time before the rights separate from our common stock and rights certificates are mailed to eligible holders of our common stock. If our board of directors redeems any of our rights, it must redeem all of our rights. Once our rights are redeemed, the only right of the holders of our rights will be to receive the redemption price of $0.01 per right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Exchange

After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our outstanding common stock, our board of directors may extinguish our rights by exchanging one share of our common stock or an equivalent security for each right, other than rights held by the acquiring person.

Anti-dilution Provisions

Our board of directors may adjust the purchase price of our preferred stock, the number of shares of our preferred stock issuable and the number of our outstanding rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of our preferred stock or common stock. No adjustments to the purchase price of our preferred stock of less than 1% will be made.

Amendments

The terms of our rights agreement may be amended by our board of directors without the consent of the holders of our rights. After a person or group becomes an acquiring person, our board of directors may not amend the agreement in a way that adversely affects holders of our rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

New York Stock Exchange Listing

Our common stock is traded on The New York Stock Exchange under the symbol “LYV.”

DIVIDEND POLICY

We presently intend to retain future earnings, if any, to finance the expansion of our business. Therefore, we do not expect to pay any cash dividends in the foreseeable future. Moreover, the terms of our senior secured credit facility and the designations of our subsidiary’s preferred stock limit the amount of funds which we will have available to declare and distribute as dividends on our common stock. Payment of future cash dividends, if any, will be at the discretion of our board of directors in accordance with applicable law after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, plans for expansion and contractual restrictions with respect to the payment of dividends.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file with the SEC at the SEC’s public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus “incorporates by reference” certain information we file with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.

Any statement contained in a document incorporated or considered to be incorporated by reference into this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is considered to be incorporated by reference in this prospectus modifies or supersedes such statement.

We incorporate by reference the following documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007; and

•

the audited consolidated financial statements of HOB Entertainment, Inc. included under Item 9.01(a) of our Current Report on Form 8-K/A filed on January 19, 2007, and the information in our Current Reports on Form 8-K filed on January 24, 2007, January 25, 2007, May 16, 2007, July 3, 2007, July 10, 2007, July 11, 2007, July 16, 2007, August 1, 2007, August 24, 2007, September 4, 2007, September 13, 2007, September 17, 2007, October 9, 2007, October 16, 2007, October 17, 2007, November 14, 2007, November 20, 2007, December 21, 2007, January 24, 2008 and January 30, 2008.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus through the completion of the offering. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph (included in the Annual Report on Form 10-K) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of any documents incorporated by reference in this prospectus and the form of indenture, notes and registration rights agreement at no cost, by writing or telephoning us at the following address and telephone number:

Live Nation, Inc.

Attention: Investor Relations

9348 Civic Center Drive

Beverly Hills, California 90210

(310) 867-7000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of Live Nation, Inc. appearing in Live Nation, Inc.’s Form 8-K dated January 30, 2008 for the year ended December 31, 2006, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated) to be incurred by Live Nation, Inc. in connection with a distribution of securities registered under this registration statement:

SEC registration fee	$8,646	*
Legal fees and expenses	50,000
Accounting fees and expenses	15,000
Printing fees	5,000
Miscellaneous	2,000

Total	$80,646

*	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of the registration fee for the securities other than the convertible notes offered by the accompanying prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee of or agent to the corporation (other than an action by or in the right of the corporation, a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Our amended and restated certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law, as in effect from time to time. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws and our amended and restated certificate of incorporation provide that, to the fullest extent permitted by the DGCL, as now in effect or as amended, we will indemnify and hold harmless any person made or threatened to be made a party to any action by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was our director or officer, or while our director or officer is or was serving, at our request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or officer, employee or agent. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when we receive an undertaking by or on behalf of such person to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Any amendment of this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

We have obtained policies insuring our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Item 16.	Exhibits.

Exhibit Number	Exhibit Description
2.1	Master Separation and Distribution Agreement between Clear Channel Communications, Inc. and CCE Spinco, Inc., (now Live Nation, Inc.) dated December 20, 2005 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed December 23, 2005).

2.2	Agreement and Plan of Merger, dated June 30, 2006, by and among Live Nation Worldwide, Inc., Harry Merger Sub Inc., HOB Entertainment, Inc. (“HOB”) and certain HOB stockholders named therein (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed July 7, 2006).

2.3	Agreement of Merger, dated November 14, 2007, by and among Live Nation, Inc., SNI Acquisition Merger Subsidiary I, Inc., SNI Acquisition Merger Subsidiary II, Inc., Signatures SNI, Inc., Dell R. Furano and Furano Revocable Trust (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed November 20, 2007).

4.1	Rights Agreement between CCE Spinco, Inc. and The Bank of New York, as rights agent, dated December 21, 2005 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed December 23, 2005).

4.2	Form of Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed December 23, 2005).

4.3	Form of Right Certificate (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed December 23, 2005).

4.4	Lockup and Registration Rights Agreement, dated May 26, 2006, by and among Live Nation, Inc., SAMCO Investments Ltd., Concert Productions International Inc., CPI Entertainment Rights, Inc., and the other parties set forth therein (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed June 2, 2006).

4.5	Incremental Assumption Agreement and Amendment No. 1 dated as of November 3, 2006, to the Credit Agreement dated as of December 21, 2005, among Live Nation, Inc., Live Nation Worldwide, Inc. and the Foreign Borrowers party thereto, as Borrowers, JP Morgan Chase, N.A., as Administrative Agent, JP Morgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, J.P. Morgan Europe Limited, as London Agent, and Bank of America, N.A., as Syndication Agent (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed November 9, 2006).

4.6	Amendment No. 2 dated as of December 6, 2006, to the Credit Agreement dated as of December 21, 2005, as amended as of November 3, 2006, among Live Nation, Inc., Live Nation Worldwide, Inc. and the Foreign Borrowers party thereto, as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, J.P. Morgan Europe Limited, as London Agent, and Bank of America, N.A., as Syndication Agent (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed December 21, 2006).

4.7	Incremental Assumption Agreement and Amendment No. 3 dated as of December 11, 2006, to the Credit Agreement dated as of December 21, 2005, as amended as of November 3, 2006 and December 11, 2006, among Live Nation, Inc., Live Nation Worldwide, Inc. and the Foreign Borrowers party thereto, as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, J.P. Morgan Europe Limited, as London Agent, and Bank of America, N.A., as Syndication Agent (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed December 21, 2006).

4.8	Amendment No 1. to the Live Nation, Inc. Nonqualified Deferred Compensation Plan, effective August 4, 2006 (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 filed December 7, 2006 (No. 333-139178)).

4.9	Indenture for 2.875% Convertible Senior Notes due 2027 dated July 16, 2007, among Live Nation, Inc. and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed July 16, 2007).

4.10	Form of Note of 2.875% Convertible Senior Notes due 2027 (included in Exhibit 4.9).

4.11	Registration Rights Agreement dated July 16, 2007, among Live Nation, Inc. and Banc of America Securities LLC, J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed July 16, 2007).

4.12	Lockup and Registration Rights Agreement, dated September 12, 2007, by and among Live Nation, Inc., SAMCO Investments Ltd., and Michael Cohl (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed September 13, 2007).

5.1	Opinion of Latham & Watkins LLP regarding the legality of the securities being offered.

8.1	Opinion of Latham &Watkins LLP as to tax matters.

23.1	Consent of Latham & Watkins LLP. Reference is made to Exhibits 5.1 and 8.1.

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (see page II-5).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, N.A. to act as trustee under the 2.875% Convertible Senior Notes due 2027 of the Company.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on this 30th day of January, 2008.

LIVE NATION, INC.

By:	/s/ Kathy Willard
Kathy Willard
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Live Nation, Inc., a Delaware corporation, hereby constitutes and appoints Michael Rapino and Kathy Willard, and each of them, as his true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Michael Rapino	President and Chief Executive Officer and Director	January 30, 2008
Michael Rapino

/s/ Kathy Willard	Chief Financial Officer and Principal Accounting Officer	January 30, 2008
Kathy Willard

/s/ William O.S. Ballard	Director	January 30, 2008
William O.S. Ballard

/s/ Michael Cohl	Director	January 30, 2008
Michael Cohl

Director
Ariel Emanuel

/s/ Robert Ted Enloe, III	Director	January 30, 2008
Robert Ted Enloe, III

/s/ Jeffrey T. Hinson	Director	January 30, 2008
Jeffrey T. Hinson

/s/ James S. Kahan	Director	January 30, 2008
James S. Kahan

/s/ L. Lowry Mays	Director	January 30, 2008
L. Lowry Mays

/s/ Mark P. Mays	Director	January 30, 2008
Mark P. Mays

/s/ Randall T. Mays	Director	January 30, 2008
Randall T. Mays

/s/ Connie McCombs McNab	Director	January 30, 2008
Connie McCombs McNab

/s/ Timothy P. Sullivan	Director	January 30, 2008
Timothy P. Sullivan

Director
Harvey Weinstein

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Master Separation and Distribution Agreement between Clear Channel Communications, Inc. and CCE Spinco, Inc., (now Live Nation, Inc.) dated December 20, 2005 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed December 23, 2005).

2.2	Agreement and Plan of Merger, dated June 30, 2006, by and among Live Nation Worldwide, Inc., Harry Merger Sub Inc., HOB Entertainment, Inc. (“HOB”) and certain HOB stockholders named therein (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed July 7, 2006).

2.3	Agreement of Merger, dated November 14, 2007, by and among Live Nation, Inc., SNI Acquisition Merger Subsidiary I, Inc., SNI Acquisition Merger Subsidiary II, Inc., Signatures SNI, Inc., Dell R. Furano and Furano Revocable Trust (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed November 20, 2007).

4.1	Rights Agreement between CCE Spinco, Inc. and The Bank of New York, as rights agent, dated December 21, 2005 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed December 23, 2005).

4.2	Form of Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed December 23, 2005).

4.3	Form of Right Certificate (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed December 23, 2005).

4.4	Lockup and Registration Rights Agreement, dated May 26, 2006, by and among Live Nation, Inc., SAMCO Investments Ltd., Concert Productions International Inc., CPI Entertainment Rights, Inc., and the other parties set forth therein (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed June 2, 2006).

4.5	Incremental Assumption Agreement and Amendment No. 1 dated as of November 3, 2006, to the Credit Agreement dated as of December 21, 2005, among Live Nation, Inc., Live Nation Worldwide, Inc. and the Foreign Borrowers party thereto, as Borrowers, JP Morgan Chase, N.A., as Administrative Agent, JP Morgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, J.P. Morgan Europe Limited, as London Agent, and Bank of America, N.A., as Syndication Agent (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed November 9, 2006).

4.6	Amendment No. 2 dated as of December 6, 2006, to the Credit Agreement dated as of December 21, 2005, as amended as of November 3, 2006, among Live Nation, Inc., Live Nation Worldwide, Inc. and the Foreign Borrowers party thereto, as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, J.P. Morgan Europe Limited, as London Agent, and Bank of America, N.A., as Syndication Agent (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed December 21, 2006).

4.7	Incremental Assumption Agreement and Amendment No. 3 dated as of December 11, 2006, to the Credit Agreement dated as of December 21, 2005, as amended as of November 3, 2006 and December 11, 2006, among Live Nation, Inc., Live Nation Worldwide, Inc. and the Foreign Borrowers party thereto, as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, J.P. Morgan Europe Limited, as London Agent, and Bank of America, N.A., as Syndication Agent (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed December 21, 2006).

4.8	Amendment No 1. to the Live Nation, Inc. Nonqualified Deferred Compensation Plan, effective August 4, 2006 (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8 filed December 7, 2006 (No. 333-139178)).

4.9	Indenture for 2.875% Convertible Senior Notes due 2027 dated July 16, 2007, among Live Nation, Inc. and Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed July 16, 2007).

4.10	Form of Note of 2.875% Convertible Senior Notes due 2027 (included in Exhibit 4.9).

4.11	Registration Rights Agreement dated July 16, 2007, among Live Nation, Inc. and Banc of America Securities LLC, J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed July 16, 2007).

4.12	Lockup and Registration Rights Agreement, dated September 12, 2007, by and among Live Nation, Inc., SAMCO Investments Ltd., and Michael Cohl (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed September 13, 2007).

5.1	Opinion of Latham & Watkins LLP regarding the legality of the securities being offered.

8.1	Opinion of Latham &Watkins LLP as to tax matters.

23.1	Consent of Latham & Watkins LLP. Reference is made to Exhibits 5.1 and 8.1.

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (see page II-5).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, N.A. to act as trustee under the 2.875% Convertible Senior Notes due 2027 of the Company.